As filed with the Securities and Exchange Commission on May 15, 2014

Registration No. 333-195173

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TUNGSTEN CORP.
(Exact name of registrant as specified in its charter)

Nevada	7389	98-0583175
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1671 SW 105 Lane, Davie, FL, 33324
(954) 476-4638

(Address and telephone number of principal executive offices and principal place of business)

Securities Transfer Corp.

2591 Dallas Parkway, Suite 102

Frisco, TX 75034

(469) 633-0101
(Name, address and telephone number of agent for service)

Copies to:

Mark C. Lee

Sung Kim
GREENBERG TRAURIG, LLP
1201 K Street, Suite 1100
Sacramento, California 95814
Telephone: (916) 442-1111
Facsimile: (916) 448-1709

Approximate date of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MAY _, 2014

PROSPECTUS

21,338,254 SHARES OF COMMON STOCK

TUNGSTEN CORP.

This prospectus relates to the resale of up to 21,338,254 shares of our common stock, which may be offered by the selling stockholders. The shares of common stock being offered by the selling stockholders (i) are issuable (A) upon conversion of a senior convertible note in the principal amount of $127,500, or the Convertible Note, that we issued to Hanover Holdings LLC (“Hanover”) on January 2, 2014; (B) pursuant to a Common Stock Purchase Agreement dated as of February 18, 2014 between us and Hanover (the “Purchase Agreement”); and (ii) are held by our current directors and officers, including Guy Martin (President, Chief Executive Officer, Treasurer, Chief Financial Officer), Douglas Oliver (Vice President of Exploration), Joseph Galda (Corporate Secretary) and David Bikerman.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of shares of our common stock by the selling stockholders under this prospectus, however, we have received gross proceeds of $85,000 from the sale of the Convertible Note to Hanover and we may receive gross proceeds of up to $3,000,000 from sales of our common stock to Hanover under the Purchase Agreement.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how Hanover may sell its shares of common stock in the section titled “Plan of Distribution” in this prospectus. We will pay the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will be paid by the selling stockholders. In addition, we issued 2,065,177 shares of our common stock to Hanover as an initial commitment fee for entering into the Purchase Agreement and we may issue additional commitment shares to Hanover under certain circumstances described in this Prospectus. With respect to the shares of common stock that have been and may be issued pursuant to the Purchase Agreement, Hanover is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and with respect to any other shares of common stock, Hanover may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our common stock is quoted on the OTCQB, under the symbol “TUNG”. The last reported sale price of our common stock on the OTCQB on March 31, 2014 was $0.07 per share.

Investing in our common stock involves a high degree of risk. Please see the sections entitled “Risk Factors” in this prospectus and “Part I—Item 1A Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended January 31, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2014.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Tungsten Corp., a Nevada corporation.

Our Business

Corporate Information

We were incorporated in the state of Nevada on June 5, 2008 under the name “Online Tele-Solutions, Inc.”   On March 14, 2012,  we approved an amendment to the Company’s Articles of Incorporation (i) increasing  the number of authorized  shares of common stock from 50,000,000 to 300,000,000, (ii) creating 25,000,000 shares of “blank check” preferred stock,  and (iii) effecting a  thirty-for-one (30:1) forward split of the Company’s  issued and outstanding  shares of common stock. The forward split became effective with the Financial Industry Regulatory Authority as of the opening of business on May 9, 2012.

We are an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on tungsten mineralization on our properties located in Nevada.   We intend to conduct exploration and development programs on our recently optioned properties as described below.

We originally intended to develop and offer Internet-based hosted call center services for small to medium sized companies that are seeking to establish their own internal support and telemarketing divisions. We have not been successful in our product development and execution of the initial stage of our original business plan and as such, we pursued other avenues in our efforts to maintain shareholder value.

On April 8, 2013, we entered into and closed a voluntary share exchange transaction pursuant to a stock exchange agreement with Guy Martin and Nevada Tungsten Holdings Ltd. (the “SEA”).  Pursuant to the terms of the SEA, we acquired all of the issued and outstanding shares of Nevada Tungsten Holdings Ltd.’s common stock from Guy Martin in exchange for the issuance by our company of 3,000,000 shares of our common stock to Guy Martin (the “Transaction”). The sole asset of Nevada Tungsten Holdings Ltd. is an option to acquire all tungsten rights in regards to 32 patented and unpatented mining claims situated in White Pine Country, Nevada pursuant to an option agreement by and between Viscount Nevada Holdings Ltd. and Nevada Tungsten Holdings Ltd. (the “Option Agreement”). As a result of the transaction described above, Nevada Tungsten Holdings Ltd. became our wholly-owned subsidiary.  On November 6, 2012, we changed our name to Tungsten Corp.

Nevada Tungsten Holdings Ltd. was incorporated in the state of Nevada on October 30, 2012, with the goal of investigating for promising tungsten opportunities in the United States.  Nevada Tungsten Holdings Ltd.’s operations since incorporation focused on the investigation and identification of promising tungsten opportunities.

1

The sole asset of Nevada Tungsten Holdings Ltd. is an option to acquire all tungsten rights in regards to 32 patented and unpatented mining claims situated in White Pine County, Nevada (the "Cherry Creek Tungsten Project").  In order to complete the transactions contemplated by the Option Agreement by and between Viscount Nevada Holdings Ltd. (the “Optionor”) and Nevada Tungsten Holdings Ltd.  Nevada Tungsten Holdings Ltd. was initially required to pay $150,000 to the Optionor by February 15, 2013, which amount has now been paid. Pursuant to the SEA, we agreed to undertake Nevada Tungsten Holdings Ltd.’s obligations under the Option Agreement.  The Option Agreement gives the Company the option to acquire a 100% interest in all tungsten on the Cherry Creek Tungsten Project by (i) paying $100,000 to the Optionor on or before February 15, 2014 and $50,000 to the Optionor on or before February 15, 2015; and (ii) incur exploration expenditures on the property of $250,000 on or before the first anniversary of the option agreement, additional exploration expenditures on the property of $250,000 on or before the second anniversary of the option agreement, and additional exploration expenditures on the property of $1,000,000 on or before the third anniversary of the option agreement. The Optionor has retained a 3% net smelter return royalty. On February 7, 2014, the parties to the Option Agreement agreed to defer the payment due on February 15, 2014 and exploration expenditures requirement due on the first anniversary of the Option Agreement until June 15, 2014. As consideration for this deferment, the Company issued 250,000 shares of Company common stock to the Optionor.

On April 19, 2013, Nevada Tungsten Holdings Ltd. entered into a purchase agreement (the “Monfort Agreement”) with Monfort Ventures Ltd. (“Monfort”), pursuant to which we acquired title to certain unpatented pacer mining claims located in Custer County, Idaho (the “Idaho Property”) in consideration for the  issuance of 3,000,000 shares of our common stock to Monfort. Upon the commencement of operations of a producing mine on the Idaho Property and the production of mineral products therefrom, the Idaho Property will be subject to a net smelter returns royalty of 3%.  For purposes of the Monfort Agreement,“net smelter returns” means the net proceeds paid to us from the sale of minerals mined and removed from the Idaho Property after deducting certain expenses as specified in the Monfort Agreement.  At any time after execution of the Monfort Agreement, we may acquire one percent (1%) of the net smelter royalty from Monfort for Five Hundred Thousand Dollars ($500,000) and thereafter, may acquire another additional one percent (1%) of the net smelter royalty from Monfort for One Million Dollars ($1,000,000).

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties. To date, we do not know if an economically viable mineral reserve exists on our property and there is no assurance that we will discover one.  Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to conduct exploration activities on the Cherry Creek Tungsten Project and the Idaho Property, and to complete the terms of the Option Agreement. For a description of our Cherry Creek Tungsten Project, please see the section entitled “Properties” in this prospectus.

For the fiscal year ended January 31, 2014, we had a net loss of $1,481,142 as compared to a net loss of $23,391 for the period from inception (October 30, 2012) through January 31, 2013. Our current burn rate is approximately $35,000 per month. We will need $2,000,000 in additional financing for us to break-even and achieve self-sufficiency on a cash flow basis. Our January 31, 2014 financial statements indicated that there was substantial doubt about the Company continuing as a going concern. Based on our current burn rate, we will run out of funds in April 2014 assuming we raise no additional capital.

Recent Developments

Senior Convertible Note Financing with Hanover Holdings I, LLC

Note Purchase Agreement and Convertible Note

2

On January 2, 2014, we entered into a note purchase agreement with Hanover, which we refer to as the Note Purchase Agreement.  The Note Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Note Purchase Agreement, Hanover will purchase from us the Convertible Note with an initial principal amount of $127,500 for a purchase price of $85,000, representing a 33.33% original issue discount. We issued the Convertible Note to Hanover on January 2, 2014.

As of the date of filing of this Registration Statement on Form S-1, the principle amount due under the Convertible Note has not been extinguished and will bear interest at 12% per annum. The total principle amount plus interest due under the Convertible Note as of September 2, 2014 will equal $137,700. The Company does not believe it will have the financial ability to repay the amounts due under the Convertible Note as of September 2, 2014 without the use of funds received under the Purchase Agreement. The Company will, however, entertain the note conversion at the holder’s option, into shares of common stock of the Company at a minimum share price of $0.0325 per share.

$22,500 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by us) if (i) the registration statement of which this prospectus is a part is declared effective by the SEC on or prior to the earlier of (A) the 100th calendar day after January 2, 2014 and (B) the fifth business day after the date we are notified by the Securities and Exchange Commission, or the Commission, that the registration statement will not be reviewed or will not be subject to further review, and this prospectus is available for use by Hanover for the resale by Hanover of all of the shares of our common stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default under the Convertible Note or an event that with the passage of time or giving of notice would constitute an event of default under the Convertible Note has occurred on or prior to such date.

The Convertible Note matures on September 2, 2014 and, in addition to the 33.33% original issue discount, accrues interest at the rate of 12% per year. The Convertible Note is convertible at any time, in whole or in part, at Hanover’s option into shares of our common stock at a fixed conversion price of $0.0325 per share, subject to adjustment pursuant to the “full ratchet” and standard anti-dilution provisions contained in the Convertible Note. This conversion price represents a discount of 50% from the closing price of our common stock of $0.0650 on December 31, 2013. At no time will Hanover be entitled to convert any portion of the Convertible Note to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder).

The Convertible Note includes customary event of default provisions, and provides for a default interest rate of 18%. Upon the occurrence of an event of default, Hanover may require us to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Note to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 125% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 125% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date we make the entire payment required to be made under this provision.

We have the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a price equal to 140% of the total amount of the Convertible Note then outstanding.

The Note Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. We also agreed to pay up to $27,500 of reasonable attorneys' fees and expenses incurred by Hanover in connection with the transaction. We also agreed to pay a fee of $4,250 to Garden State Securities for its services in acting as placement agent in connection with the transaction. The Note Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations, warranties or covenants under the Note Purchase Agreement.

3

The issuance of the Convertible Note to Hanover under the Note Purchase Agreement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public ffering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

Note Registration Rights Agreement

In connection with the execution of the Note Purchase Agreement, on January 2, 2014, Hanover and we also entered into a registration rights agreement, which we refer to as the Note Registration Rights Agreement. Pursuant to the Note Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 3,923,077 shares of our common stock into which the Convertible Note may be converted and have it declared effective at the earlier of (i) the 100th calendar day after January 2, 2014 and (ii) the fifth business day after the date we are notified by the Commission that the registration statement will not be reviewed or will not be subject to further review.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Note Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Note Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Note Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Equity Enhancement Program with Hanover Holdings I, LLC

Common Stock Purchase Agreement

On February 18, 2014, which we refer to as the Closing Date, we entered into the Purchase Agreement with Hanover.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover is committed to purchase up to $3,000,000, which we refer to as the Total Commitment, worth of our common stock, which we refer to as the Shares, over the 24-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, we may, in our sole discretion, provide Hanover with either “regular” draw down notices or, if certain conditions are satisfied, “fixed” draw down notices, each referred to as a Draw Down Notice, in each case to purchase a specified amount of Shares, which we refer to as the Draw Down Amount, with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single “regular” Draw Down Notice, each a Regular Draw Down Notice, cannot exceed 350% of the average daily trading volume of the Company’s common stock for the 10 trading days immediately preceding the date of the Regular Draw Down Notice, which we refer to as the Maximum Regular Draw Down Amount. The maximum amount of Shares requested to be purchased pursuant to any single “fixed” Draw Down Notice, each a Fixed Draw Down Notice, cannot exceed the lesser of (i) $250,000 worth of our common stock and (ii) 250% of the average daily trading volume of the Company’s common stock for the 10 trading days immediately preceding the date of the Fixed Draw Down Notice, which we refer to as the Maximum Fixed Draw Down Amount. Each purchase pursuant to a draw down will reduce, on a dollar-for-dollar basis, the Total Commitment under the Purchase Agreement.

4

We may, in our sole discretion, provide Hanover with Regular Draw Down Notices to purchase a specified Draw Down Amount, up to the Maximum Regular Draw Down Amount, over a 10 consecutive trading day period commencing on the trading day specified in the applicable Regular Draw Down Notice, which we refer to as the Pricing Period. Once presented with a Regular Draw Down Notice, Hanover is required to purchase a pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily volume weighted average price for our common stock, or VWAP, equals or exceeds an applicable floor price, or Floor Price, equal to the product of (i) 0.70 and (ii) the VWAP over the 10 trading days immediately preceding the date the Regular Draw Down Notice is delivered, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions. If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that Hanover will not purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the Shares subject to a Regular Draw Down Notice will be equal to 95.0% of the arithmetic average of the three lowest daily VWAPs that equal or exceed the applicable Floor Price during the applicable Pricing Period, except that if the VWAP does not equal or exceed the applicable Floor Price for at least three trading days during the applicable Pricing Period, then the per share purchase price will be equal to 95.0% of the arithmetic average of all VWAPs that equal or exceed the applicable Floor Price during such Pricing Period.

We may, in our sole discretion, on any trading day on which both of the equity conditions described below are satisfied, provide Hanover with a Fixed Draw Down Notice to purchase a specified Draw Down Amount, up to the Maximum Fixed Draw Down Amount, on the applicable settlement date, which will occur within one trading day following the date the Fixed Draw Down Notice is delivered. The per share purchase price for the Shares subject to a Fixed Draw Down Notice, or the Fixed Purchase Price, will be equal to 90.0% of the lower of (i) the lowest trade price of a share of our common stock on the date the Fixed Draw Down Notice is delivered, which we refer to as the Draw Down Exercise Date, and (ii) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date. We may deliver a Fixed Draw Down Notice only if both of the following equity conditions have been satisfied as of the applicable Draw Down Exercise Date:

•	on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the lowest trade price of a share of our common stock must be greater than $0.20, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions, which we refer to as the Fixed Floor Price; and
•	on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the trade price of a share of our common stock must not have declined more than 7.0% from an intraday high to an intraday low during such trading day.

We are prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Regular Draw Down Amount, in the case of a Regular Draw Down Notice, or exceeds the Maximum Fixed Draw Down Amount, in the case of a Fixed Draw Down Notice, (ii) the sale of Shares pursuant to such Draw Down Notice would cause us to issue or sell or Hanover to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Hanover to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by Hanover of more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act, and the rules and regulations thereunder).  With respect to a draw down pursuant to a Regular Draw Down Notice, we cannot make more than one draw down (whether pursuant to a Fixed Draw Down Notice or a Regular Draw Down Notice) in any Pricing Period and must allow 24 hours to elapse between the completion of the settlement of any one draw down pursuant to a Regular Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down. With respect to a draw down pursuant to a Fixed Draw Down Notice, we must allow 11 trading days to elapse between the completion of the settlement of any one draw down pursuant to a Fixed Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down.

5

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, (ii) the date on which Hanover purchases the Total Commitment worth of common stock under the Purchase Agreement and (iii) the date on which our common stock ceases to be listed or quoted on an eligible trading market under the Purchase Agreement. Under certain circumstances set forth in the Purchase Agreement, we and Hanover each may terminate the Purchase Agreement on one trading day’s prior written notice to the other, without fee, penalty or cost.

We paid to Hanover a commitment fee for entering into the Purchase Agreement equal to $150,000 (or 5.0% of the Total Commitment under the Purchase Agreement) in the form of 2,065,177 restricted shares of our common stock, which we refer to as the Initial Commitment Shares, calculated using a per share price of $$0.072633, representing the arithmetic average of the three lowest VWAPs during the 10-trading day period immediately preceding the Closing Date.  In addition, promptly following the effective date of the registration statement of which this prospectus is a part, we are required to issue to Hanover additional shares of our common stock, which we refer to as the Additional Commitment Shares, equal to the greater of (i) zero and (ii) the difference of (a) the quotient of (x) $150,000 divided by (y) the greater of (1) the lowest trade price of a share of our common stock during the period beginning two trading days immediately preceding the effective date of the registration statement of which this prospectus is a part and ending on such effective date and (2) $0.04, less (ii) 2,065,177, provided that in no event will we issue more than an aggregate of 3,750,000 shares of our common stock, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions, as Additional Commitment Shares. The Initial Commitment Shares, together with 3,750,000 Additional Commitment Shares, are being registered for resale in the registration statement of which this prospectus is a part. We sometimes in this prospectus refer to the Initial Commitment Shares and the Additional Commitment Shares, collectively, as the Commitment Shares.

We also agreed to pay an initial fee of $4,250 to Garden State Securities upon the execution of the transaction documents, and an amount equal to 2.5% of the proceeds of each draw down under the Purchase Agreement for its services in acting as placement agent in connection with the transaction. Further, if we issue a Draw Down Notice and fail to deliver the shares to Hanover on the applicable settlement date, we agreed to pay Hanover, in addition to all other remedies available to Hanover under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

The Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Hanover or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

There can be no assurance that we will be able to receive all or any of the Total Commitment from Hanover because the Purchase Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause Hanover to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Regular Draw Down Amount, in the case of a Regular Draw Down Notice, or exceeds the Maximum Fixed Draw Down Amount, in the case of a Fixed Draw Down Notice, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Hanover to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by Hanover of more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder).  Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to Hanover under the Purchase Agreement. Also, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the Purchase Agreement, and the registration statement of which this prospectus is a part covers the resale of only 9,600,000 Shares that may be issuable pursuant to draw downs under the Purchase Agreement. These registration statements may be subject to review and comment by the staff of the Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured.

If the market price of our common stock decreases (whether such decrease is due to sales by Hanover in the market or otherwise) and, in turn, the purchase price of our common stock sold to Hanover under the Purchase Agreement decreases, this could allow Hanover to receive greater numbers of shares of our common stock pursuant to draw downs under the Purchase Agreement. Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such sales to Hanover. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to Hanover at a discount to the then-prevailing market price for our common stock under the Purchase Agreement, and the resale of such shares by Hanover into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Furthermore, the sale of a substantial number of shares of our common stock to Hanover and the resale of such shares by Hanover into the public market may have possible anti-takeover effects. The additional shares issued and resold could discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some shareholders.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, we and Hanover also entered into a registration rights agreement dated as of the Closing Date, which we refer to as the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 19,338,254 shares of our common stock, which includes the 2,065,177 Initial Commitment Shares and 3,750,000 Additional Commitment Shares, on or prior to March 28, 2014, which we refer to as the Filing Deadline, and have it declared effective at the earlier of (A) the 90th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which the registration statement of which this prospectus is a part is filed with the Commission and (B) the fifth business day after the date the Company is notified by the Commission that the registration statement will not be reviewed or will not be subject to further review, which we refer to as the Effectiveness Deadline. The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Hanover under the Purchase Agreement.

6

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

The Offering

As of March 31, 2014, there were 73,631,278 shares of our common stock outstanding, of which 64,066,101 shares were held by non-affiliates, excluding the 2,065,177 Initial Commitment Shares that we have already issued to Hanover under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $3,000,000 of our common stock to Hanover, only 21,338,254 shares of our common stock are being offered under this prospectus, which represents (i) 3,923,077 shares of common stock that may be issued to Hanover upon conversion of the Convertible Note, (ii) 2,065,177 shares of common stock that we issued to Hanover as Initial Commitment Shares, (iii) a maximum of 3,750,000 shares of common stock that we may be required to issue to Hanover as Additional Commitment Shares (iv) 9,600,000 shares of common stock that we may issue to Hanover as Shares pursuant to draw downs under the Purchase Agreement, and (v) 2,000,000 shares of common stock held by our current directors and officers. If all of the 21,338,254 shares offered under this prospectus were issued and outstanding as of March 31, 2014, such shares would represent approximately 22.47% of the total number of shares of our common stock outstanding and 33.34% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of March 31, 2014.

At an assumed purchase price of $0.057 (equal to 95.0% of the closing price of our common stock of $0.06 on March 31, 2014), and assuming the sale by us to Hanover of all of the 9,600,000 Shares, or approximately 13.04% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $547,200 in gross proceeds. Furthermore, we may receive substantially less than $547,200 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 9,600,000 Shares offered under this prospectus to Hanover, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 43,031,578 shares of our common stock to obtain the balance of $3,000,000 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 300,000,000 shares of our common stock pursuant to our charter. The number of shares of our common stock ultimately offered for resale by Hanover is dependent upon a number of factors, including the extent to which Hanover converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Hanover under the Purchase Agreement.

The Total Commitment of $3,000,000 was determined based on numerous factors, including our estimated operating and exploration expenses for the next 3 years. While it is difficult to estimate the likelihood that we will need the full Total Commitment, we presently believe that we may need the full Total Commitment under the Purchase Agreement.

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Common stock offered by Selling Stockholders

21,338,254 shares of common stock, consisting of:

3,923,077 shares of common stock that we may issue to Hanover upon conversion of the Convertible Note;

2,065,177 shares of common stock that we issued to Hanover as Initial Commitment Shares;

a maximum of 3,750,000 shares of common stock that we may be required to issue to Hanover as Additional Commitment Shares;

9,600,000 shares of common stock that we may issue to Hanover as Shares pursuant to draw downs under the Purchase Agreement; and

2,000,000 shares of common stock held by current directors of the Company.

Common stock outstanding before the offering	73,631,278 shares of common stock.

Common stock outstanding after the offering	90,904,355 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders. However, we have received gross proceeds of $85,000 from the sale of the Convertible Note to Hanover and we may receive gross proceeds of up to $3,000,000 from the sale of Shares to Hanover pursuant to the Purchase Agreement. The net proceeds received from the sale of the Convertible Note to Hanover and from the sale of Shares pursuant to the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our Board of Directors, in its good faith deem to be in the best interest of the company and its stockholders.

OTCQB Trading Symbol	TUNG

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

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SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Statements of Operations

	Year Ended January 31, 2014	Year Ended January 31, 2013
Total Revenue	$0	$0
Net loss	$(1,481,142)	$(23,391)
Net loss per common share (basic and diluted)	$(0.03)	$(0.00)
Weighted average common shares	56,724,275	3,000,000

Statement of Financial Position

	As of January 31, 2014	As of January 31, 2013
Cash	$27,007	$7,163
Total current assets	$35,318	$7,163
Total assets	$209,331	$28,454
Total current liabilities	$347,080	$51,844
Stockholders’ equity (deficit)	$(137,749)	$(23,390)
Total liabilities and stockholders’ deficit	$209,331	$28,454

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this registration statement on Form S-1 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Funding from our Purchase Agreement with Hanover may be limited or insufficient to fund our operations or to implement our strategy.

Under our Purchase Agreement with Hanover, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct Hanover to purchase up to $3,000,000 of our shares of common stock over a 24-month period. Although the Purchase Agreement provides that we may sell up to $3,000,000 of our common stock to Hanover, only 19,338,254 shares of our common stock are being offered under this prospectus in connection with Hanover, which represents (i) 3,923,077 shares of common stock that may be issued to Hanover upon conversion of the Convertible Note, (ii) 2,065,177 shares of common stock that we issued to Hanover as Initial Commitment Shares, (iii) a maximum of 3,750,000 shares of common stock that we may be required to issue to Hanover as Additional Commitment Shares and (iv) 9,600,000 shares of common stock that we may issue to Hanover as Shares pursuant to draw downs under the Purchase Agreement.

At an assumed purchase price of $0.057 (equal to 95.0% of the closing price of our common stock of $0.06 on March 31, 2014), and assuming the sale by us to Hanover of all of the 9,600,000 Shares, or approximately 13.04% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $547,200 in gross proceeds. Furthermore, we may receive substantially less than $547,200 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 9,600,000 Shares offered under this prospectus to Hanover, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 43,031,578 shares of our common stock to obtain the balance of $3,000,000 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 300,000,000 shares of our common stock pursuant to our charter. Depending on the price at which the Shares are ultimately sold, we may have to increase the number of our authorized shares in order to issue Shares.

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There can be no assurance that we will be able to receive all or any of the Total Commitment from Hanover because the Purchase Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause Hanover to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Regular Draw Down Amount, in the case of a Regular Draw Down Notice, or exceeds the Maximum Fixed Draw Down Amount, in the case of a Fixed Draw Down Notice, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Hanover to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by Hanover of more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder).  Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to Hanover under the Purchase Agreement. Also, as discussed above, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the Purchase Agreement, and the registration statement of which this prospectus is a part covers the resale of only 9,600,000 Shares that may be issuable pursuant to draw downs under the Purchase Agreement. These registration statements may be subject to review and comment by the staff of the Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured.

The extent to which we rely on Hanover as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Hanover were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all $3,000,000 of common stock under the Purchase Agreement with Hanover, we will still need additional capital to fully implement our current business, operating plans and development plans.

The sale or issuance of our common stock to Hanover at a discount may cause substantial dilution and the resale of the shares of common stock by Hanover into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under the Purchase Agreement with Hanover, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct Hanover to purchase up to $3,000,000 of our shares of common stock over a 24-month period. We are registering an aggregate of 19,338,254 shares of common stock in the registration statement of which this prospectus is a part pursuant to the Registration Rights Agreement and the Note Registration Rights Agreement. Notwithstanding Hanover’s beneficial ownership limitation set forth in the Purchase Agreement, if all of the 19,338,254 shares offered under this prospectus in connection with Hanover were issued and outstanding as of March 31, 2014, such shares would represent approximately 22.47% of the total number of shares of our common stock outstanding and 33.34% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of March 31, 2014. The number of shares ultimately offered for sale by Hanover under this prospectus is dependent upon a number of factors, including the extent to which Hanover converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Hanover under the Purchase Agreement. Because the actual purchase price for the Shares that we may sell to Hanover will fluctuate based on the market price of our common stock during the term of the Purchase Agreement, we are not able to determine at this time the exact number of shares of our common stock that we will issue under the Purchase Agreement and, therefore, the exact number of shares we will ultimately register for resale under the Securities Act.

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Specifically, because the per share purchase price for the Shares subject to a Regular Draw Down Notice will be equal to 95.0% of the arithmetic average of the VWAPs over a certain number of trading days during the applicable Pricing Period as set forth in the Purchase Agreement, Hanover will pay less than the then-prevailing market price for the Shares subject to a Regular Draw Down Notice, and the actual purchase price for the Shares that we may sell to Hanover pursuant to a Regular Draw Down Notice will fluctuate based on the VWAP of our common stock during the term of the Purchase Agreement. Similarly, because the per share purchase price for the Shares subject to a Fixed Draw Down Notice will be equal to 90.0% of the lower of (i) the lowest trade price of a share of our common stock on the applicable Draw Down Exercise Date, and (ii) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date, it is also possible that Hanover will pay less than the then-prevailing market price for the Shares subject to a Fixed Draw Down Notice, and the actual purchase price for the Shares that we may sell to Hanover pursuant to a Fixed Draw Down Notice will fluctuate based on the market price of our common stock during the term of the Purchase Agreement. As a result of this discount, Hanover may have a financial incentive to sell our common stock immediately to realize the profit equal to the difference between the purchase price and the market price. If Hanover sells the common stock, the market price of our common stock could decrease. If the market price of our common stock decreases, Hanover may have a further incentive to sell the common stock that it holds. These sales may have a further impact on the market price of our common stock.

Moreover, there is an inverse relationship between the market price of our common stock and the number of shares of our common stock that may be sold pursuant to the Purchase Agreement. That is, the lower the market price, the more shares of our common stock that may be sold under the Purchase Agreement. Accordingly, if the market price of our common stock decreases (whether such decrease is due to sales by Hanover in the market or otherwise) and, in turn, the purchase price of our common stock sold to Hanover under the Purchase Agreement decreases, this could allow Hanover to receive greater numbers of shares of our common stock pursuant to draw downs under the Purchase Agreement. Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such sales to Hanover. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to Hanover at a discount to the then-prevailing market price for our common stock under the Purchase Agreement, and the resale of such shares by Hanover into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

For a tabular disclosure of the number of securities and percentage ownership to be issued assuming we sell all the securities on the registration statement and assuming sales to Hanover at various discounts to our current market price, please see the section entitled “Equity Enhancement Program With Hanover” in this prospectus.

The covenants included in the Purchase Agreement and the Convertible Note may restrict our ability to obtain additional financing.

The terms of the Purchase Agreement and the Convertible Note include certain covenants which may restrict our ability to obtain additional financing. For example, until the Convertible Note has been converted, redeemed or otherwise satisfied, the Company is restricted from repaying any indebtedness if such payment would cause an event of default or issuing any securities without the consent of Hanover that may cause a breach or default under the Convertible Note. Additionally, if the Company issues or sells shares of common stock for a consideration per share less than or equal to the conversion price of the Convertible Note, the conversion price of the Convertible Note will be reduced to an amount equal to such lower price. In order to fully implement our business plan, we will need additional sources of financing beyond what is currently available through the Purchase Agreement and the restrictions imposed by under the Purchase Agreement and the Convertible Note will limit our ability to enter into certain financing arrangements.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered pursuant to this prospectus may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering at the current market value, you may suffer immediate and substantial dilution in the pro forma net tangible book value per share of common stock. See the section entitled “Dilution” elsewhere in this prospectus for a more detailed discussion of the dilution you may incur if you purchase shares in this offering.

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We may use the net proceeds from sales of our common stock to Hanover pursuant to the Purchase Agreement in ways with which you may disagree.

We intend to use the net proceeds from sales of our common stock to Hanover pursuant to the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of common stock to Hanover pursuant to the Purchase Agreement.  Accordingly, we will have significant discretion in the use of the net proceeds of sales of common stock to Hanover pursuant to the Purchase Agreement.  It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds.  We may, subsequent to this offering, modify our intended use of the proceeds from sales of common stock to Hanover pursuant to the Purchase Agreement to pursue strategic opportunities that may arise, such as potential acquisition opportunities.  You will be relying on the judgment of our management with regard to the use of the net proceeds from the sales of common stock to Hanover pursuant to the Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  Any failure to apply the proceeds from sales of common stock to Hanover pursuant to the Purchase Agreement effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

The sale or issuance of our common stock to Hanover could affect our ability to be eligible for the OTCQB marketplace operated by OTC Markets Group, Inc.

In order to be eligible for the OTCQB marketplace operated by OTC Markets Group, Inc. (“OTCQB”) for over-the-counter (“OTC”) traded companies, a company must meet a minimum bid price test of $0.01, or risk being downgraded to the OTC Pink marketplace, operated by OTC Markets Group, Inc. (“OTC Pink”). Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to Hanover at a discount to the then-prevailing market price for our common stock under the Purchase Agreement, and the resale of such shares by Hanover into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, which may result in the Company not being eligible for the OTCQB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Risks Associated With Mining

Our property is in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on our property in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

Despite past production on our mineral property, we have not established that it contains any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our property, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

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We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource on our property in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on our property, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral rights or from the extraction and sale of ore. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

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An adequate supply of water may not be available to undertake mining and production at our property.

The amount of water that we are entitled to use from wells must be determined by the appropriate regulatory authorities. A determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use. Unless we are successful in developing a property to a point where it can commence commercial production of tungsten or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at our property.

Title to mineral properties can be uncertain and we are at risk of loss of ownership of our property.

Our ability to explore and operate our property depends on the validity of title to that property. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work, and possible conflicts with other claims not determinable from descriptions of record. We have not obtained a title opinion on any of our properties, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

Government regulation may adversely affect our business and planned operations.

Mineral exploration and development activities are subject to various laws governing prospecting, development, taxes, labor standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people, and other matters. We cannot assure you that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail our exploration or development of our property.

Our operating costs could be adversely affected by inflationary pressures especially to labor, equipment, and fuel costs.

The global economy is currently experiencing a period of high commodity prices and as a result the mining industry is attempting to increase production at new and existing projects, while also seeking to discover, explore and develop new projects. This has caused significant upward price pressures in the costs of mineral exploration companies, especially in the areas of skilled labor and drilling equipment, both of which are in tight supply and whose costs are increasing. Continued upward price pressures in our exploration costs may have an adverse impact to our business.

Severe weather or violent storms could materially affect our operations due to damage or delays caused by such weather.

Our exploration activities are subject to normal seasonal weather conditions that often hamper and may temporarily prevent exploration activities. There is a risk that unexpectedly harsh weather or violent storms could affect areas where we conduct exploration activities. Delays or damage caused by severe weather could materially affect our operations or our financial position.

Our business is dependent on key executives and the loss of any of our key executives could adversely affect our business, future operations and financial condition.

We are dependent on the services of our executive officers, Guy Martin and Douglas Oliver. The foregoing officers have many years of experience and extensive backgrounds in the mining industry in general. We may not be able to replace that experience and knowledge with other individuals. We do not have “Key-Man” life insurance policies on either Mr. Martin or Mr. Oliver. The loss of any of our current executive officers or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

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Legislation has been proposed that could significantly affect the mining industry in the United States of America.

Members of the U.S. Congress have repeatedly introduced bills which would supplant or alter the provisions of the Mining Law of 1872.  If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims.

A significant portion of the present Cherry Creek Tungsten Project’s land position is located on unpatented mining claims located on U.S. federal public lands.  The rights to use such claims are granted under the Mining Law of 1872.  Unpatented mining claims are unique property interests in the United States, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain.  This uncertainty arises, in part, out of the complex federal and state laws and regulations under the 1872 Mining Law and the interaction of the 1872 Mining Law and other federal and state laws, such as those enacted for the protection of the environment.

In recent years, the U.S. Congress has considered a number of proposed amendments to the 1872 Mining Law.  If adopted, such legislation could, among other things:

·	impose a royalty on the production of metals or minerals from unpatented mining claims;
·	reduce or prohibit the ability of a mining company to expand its operations; and
·	require a material change in the method of exploiting the reserves located on unpatented mining claims.

All of the foregoing could adversely affect the economic and financial viability of future mining operations at the Cherry Creek Tungsten Project.  Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development of such federal unpatented mining claims.

Amendments to current laws, regulations, and permits governing operations and activities of mining and exploration companies, or more stringent implementation thereof, could have a material adverse impact on our business and cause increases in exploration expenses, capital expenditures, or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Fluctuating tungsten prices could negatively impact our business plan.

The potential for profitability of our tungsten mining operations and the value of our mining properties are directly related to the market price of tungsten.  Tungsten is typically priced according to metric ton units (mtu) of Ammonium Paratungstate (APT), which is equal to 10 kg. 1 MTU of APT contains approximately 7.93kgs of tungsten. APT and concentrate prices are mainly based on quotations published twice weekly by London's metal bulletin and other trade journals (ITIA). The price of tungsten may have a significant influence on the market price of our shares.  If we obtain positive drill results and progress our property to a point where a commercial production decision can be made, our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before any revenue from production would be received.  A decrease in the price of tungsten at any time during future exploration and development may prevent our property from being economically mined or result in the write-off of assets whose value is impaired as a result of lower tungsten prices.  The price of tungsten is affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, and the political and economic conditions of major tungsten producing countries throughout the world.  The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate.  In the event tungsten prices decline and remain low for prolonged periods of time, we might be unable to develop our properties or produce any revenue.

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 The volatility in tungsten prices is illustrated by the following table, which sets forth, for the periods indicated (calendar year), the quotations published by London’s “Metal Bulletin” as reproduced by the International Tungsten Industry Association.

Source – http://www.itia.info/tungsten-prices.html

The US APT quotation (stu) and the FeW quotation have been converted to mtu of WO3 to facilitate price comparisons and the annual averages have been calculated by ITIA. A metric ton unit (mtu) is 10kg.  A metric ton unit of tungsten trioxide (WO3) contains 7.93kgs of tungsten. A short ton unit (stu) is 20 pounds.

Estimates of mineralized materials are subject to geologic uncertainty and inherent sample variability.

Although the estimated resources at our existing property will be delineated with appropriately spaced drilling, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  There also may be unknown geologic details that have not been identified or correctly appreciated at the proposed level of delineation.  This results in uncertainties that cannot be reasonably eliminated from the estimation process.  Some of the resulting variances can have a positive effect and others can have a negative effect on mining and processing operations.  Acceptance of these uncertainties is part of any mining operation.

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Risks Related To Our Company

The fact that we have not earned any operating revenues since our inception raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our inception and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on our mineral property and we build and operate a mine. We had cash in the amount of $27,007 as of January 31, 2014. As of January 31, 2014, we had working capital deficit of $311,762. We incurred a net loss of $1,504,533 since inception. We estimate our average monthly operating expenses to be approximately $35,000, including mineral property costs, management services and administrative costs. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral property, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral property, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail. These circumstances lead our independent registered public accounting firm, in their report dated March 31, 2014, to comment about the Company’s ability to continue as a going concern.

Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our exploration program. We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our property and to pay the fees and expenses necessary to become and operate as a public company. We will also need more funds if the costs of the exploration of our existing projects are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our property or selling the rights to exploit those mineral reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company. Prior to completion of the exploration and pre-feasibility and feasibility stages, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

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We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that our internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

1.	We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.
2.	We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud-related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.
3.	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

Risks Associated with Our Common Stock

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like NYSE Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

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Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Bylaws contain a provision permitting us to indemnify our directors and executive officers, and former directors and executive officers, to the fullest extent provided by Nevada law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

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The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team does not have extensive public company experience and is generally unfamiliar with the requirements of the United States securities laws, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have limited experience managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business. If we issue additional shares in the future, whether in connection with a financing or in exchange for services or rights, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 300,000,000 shares of common stock, par value $0.0001, and 25,000,000 shares of preferred stock, par value $0.0001.  Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties, to fund our overhead and general operating requirements and in exchange for services rendered to the Company. Such issuances may not require the approval of our shareholders.  Any future issuances may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock.  If we issue any such additional shares in the future, such issuance will reduce the proportionate ownership and voting power of all current shareholders.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a “shell company” pursuant to Rule 144 prior to the consummation of the Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date that a Current Report on Form 8-K has been filed with the Commission reflecting the Company’s status as a non- “shell company”, which was April 20, 2013. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of the Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we have received gross proceeds of $85,000 from the sale of the Convertible Note to Hanover and we may receive gross proceeds of up to $3,000,000 from the sale of Shares to Hanover pursuant to the Purchase Agreement. The net proceeds received from the sale of the Convertible Note to Hanover and from the sale of Shares pursuant to the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our Board of Directors, in its good faith deem to be in the best interest of the company and its stockholders.

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DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The Selling Stockholders will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time by the selling stockholders of any or all of the shares of common stock that have been or may be issued by us to Hanover under the Purchase Agreement and upon conversion of the Convertible Note, and shares of common stock held by the directors of the Company. For additional information regarding the issuance of common stock covered by this prospectus, see “Summary—Recent Developments” and “Equity Enhancement Program With Hanover” above. We are registering 19,338,254 shares of common stock pursuant to the provisions of the Note Registration Rights Agreement we entered into with Hanover on January 2, 2014 and the Registration Rights Agreement we entered into with Hanover on February 18, 2014, in order to permit Hanover to offer the shares for resale from time to time. Except for the transactions contemplated by the Convertible Note, the Note Purchase Agreement, the Note Registration Rights Agreement, the Purchase Agreement and the Registration Rights Agreement, Hanover has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholders and the shares of common stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholders, and reflects holdings as of March 31, 2014. As used in this prospectus, the term “selling stockholders” means Hanover, Guy Martin, Douglas Oliver, Joseph Galda and David Bikerman. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholders may offer under this prospectus. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of their shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholders prior to the offering shown in the table below is based on an aggregate of 73,631,278 shares of our common stock outstanding on March 31, 2014. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each settlement date, and because the principal amount under the Convertible Note may be reduced under certain circumstances (thereby resulting in fewer shares being issued to Hanover upon conversion of the Convertible Note), the number of shares that may actually be sold by the Company under the Purchase Agreement and the number of shares that may actually be issued to Hanover upon conversion of the Convertible Note may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(3)		Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)			Number(4)	Percent(5)
Hanover Holdings I, LLC (6)	5,988,254	8.13%	19,338,254	(3)	0	0%
Guy Martin(7)	3,000,000	4.07%	800,000		2,200,000	2.42%
Douglas Oliver(8)	3,000,000	4.07%	800,000		2,200,000	2.42%
Joseph Galda(9)	750,000	1.02%	200,000		550,000	0.60%
David Bikerman(10)	750,000	1.02%	200,000		550,000	0.60%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	This number represents (i) 3,923,077 shares of common stock underlying the Convertible Note we issued to Hanover on January 2, 2014 and (ii) the 2,065,177 shares of common stock we issued to Hanover on February 18, 2014 as Initial Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering (i) up to 3,750,000 shares that may be issued to Hanover as Additional Commitment Shares under the terms of the Purchase Agreement, because the issuance of such shares is dependent on, among other things, the registration statement of which this prospectus is a part becoming effective and (ii) all of the shares that Hanover may be required to purchase pursuant to draw downs under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Hanover’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, the maximum amount of each put of common stock to Hanover under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement. Also, under the terms of the Purchase Agreement, we may not issue shares of our common stock to Hanover to the extent that Hanover or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding common stock.

(2)	Applicable percentage ownership is based on 73,631,278 shares of our common stock outstanding as of March 31, 2014.

(3)	At an assumed purchase price of $0.057 (equal to 95.0% of the closing price of our common stock of $0.06 on March 31, 2014), and assuming the sale by us to Hanover of all of the 9,600,000 Shares, or approximately 13.04% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $547,200 in gross proceeds. Furthermore, we may receive substantially less than $547,200 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 9,600,000 Shares offered under this prospectus to Hanover, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 43,031,578 shares of our common stock to obtain the balance of $3,000,000 of the Total Commitment that would be available to us under the Purchase Agreement. Please see the section titled “Equity Enhancement Program With Hanover” elsewhere in this prospectus for a more detailed discussion of the number of shares we may be required to issue at various prices and the percentage of our outstanding shares that such shares would represent.

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(4)	Assumes the sale of all shares being offered pursuant to this prospectus.

(5)	Applicable percentage ownership based on 90,904,355 shares of our common stock outstanding after the offering.

(6)	The business address of Hanover is c/o Magna Group, 5 Hanover Square, New York, New York 10004. Hanover’s principal business is that of a private investment firm. We have been advised that Hanover is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Hanover nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Joshua Sason is the Chief Executive Officer and managing member of Hanover and owns all of the membership interests in Hanover, and that Mr. Sason has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Hanover.

(7)	Guy Martin is the President, Chief Executive Officer, Treasurer, Chief Financial Officer and director of the Company.

(8)	Douglas Oliver is the Vice President of Exploration and a director of the Company

(9)	Joseph Galda is the Corporate Secretary and a director of the Company

(10)	David Bikerman is a director of the Company.

EQUITY ENHANCEMENT PROGRAM WITH HANOVER

Common Stock Purchase Agreement

On February 18, 201, we entered into the Purchase Agreement with Hanover.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover is committed to purchase up to $3,000,000 worth of our common stock over the 24-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, we may, in our sole discretion, provide Hanover with either Regular Draw Down Notices or, if certain conditions are satisfied, Fixed Draw Down Notices, in each case to purchase a specified amount of Shares, with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single Regular Draw Down Notice cannot exceed the Maximum Regular Draw Down Amount. The maximum amount of Shares requested to be purchased pursuant to any single Fixed Draw Down Notice cannot exceed the Maximum Fixed Draw Down Amount. Each purchase pursuant to a draw down will reduce, on a dollar-for-dollar basis, the Total Commitment under the Purchase Agreement.

We may, in our sole discretion, provide Hanover with Regular Draw Down Notices to purchase a specified Draw Down Amount, up to the Maximum Regular Draw Down Amount, over a 10 consecutive trading day period commencing on the trading day specified in the applicable Regular Draw Down Notice. Once presented with a Regular Draw Down Notice, Hanover is required to purchase a pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily VWAP equals or exceeds the Floor Price for such draw down. If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that Hanover will not purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the Shares subject to a Regular Draw Down Notice will be equal to 95.0% of the arithmetic average of the three lowest daily VWAPs that equal or exceed the applicable Floor Price during the applicable Pricing Period, except that if the VWAP does not equal or exceed the applicable Floor Price for at least three trading days during the applicable Pricing Period, then the per share purchase price will be equal to 95.0% of the arithmetic average of all VWAPs that equal or exceed the applicable Floor Price during such Pricing Period.

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We may, in our sole discretion, on any trading day on which both of the equity conditions described below are satisfied, provide Hanover with a Fixed Draw Down Notice to purchase a specified Draw Down Amount, up to the Maximum Fixed Draw Down Amount, on the applicable settlement date, which will occur within two trading days following the date the Fixed Draw Down Notice is delivered. The Fixed Purchase Price will be equal to 90.0% of the lower of (i) the lowest trade price of a share of our common stock on the Draw Down Exercise Date and (ii) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date. We may deliver a Fixed Draw Down Notice only if both of the following equity conditions have been satisfied as of the applicable Draw Down Exercise Date:

•	on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the lowest trade price of a share of our common stock must be greater than the Fixed Floor Price; and

•	on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the trade price of a share of our common stock must not have declined more than 7.0% from an intraday high to an intraday low during such trading day.

By way of illustration, a Regular Draw Down Notice operates in the following manner:

1.	The Company submits a Regular Draw Down Notice to Hanover detailing the amount of shares of common stock requested to be sold, the pricing period start date, the pricing period end date, the applicable floor price, and the settlement date;
2.	The price at which the shares of common stock will ultimately be sold to Hanover is calculated over the following 10 trading days in accordance with the pricing formula set forth in the Purchase Agreement;
3.	On the first trading day immediately following the end of the pricing period, the shares of common stock are issued and received by Hanover via DWAC against payment therefor; and
4.	The next Regular Draw Down Notice or Fixed Draw Down Notice may be submitted to Hanover after a 24 hour waiting period.

By way of illustration, a Fixed Draw Down Notice operates in the following manner:

1.	The Company submits a Fixed Draw Down Notice to Hanover detailing the amount of shares of common stock requested to be sold, the applicable fixed purchase price for those shares, the total aggregate purchase price for those shares, and the settlement date;
2.	No later than the first trading day following submission of the Fixed Draw Down Notice to Hanover, the shares of common stock are issued and received by Hanover via DWAC against payment therefor; and
3.	The next Regular Draw Down Notice or Fixed Draw Down Notice may be submitted to Hanover after a 15 trading day waiting period.

We are prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Regular Draw Down Amount, in the case of a Regular Draw Down Notice, or exceeds the Maximum Fixed Draw Down Amount, in the case of a Fixed Draw Down Notice, (ii) the sale of Shares pursuant to such Draw Down Notice would cause us to issue or sell or Hanover to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Hanover to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by Hanover of more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder).  Furthermore, with respect to a draw down pursuant to a Regular Draw Down Notice, we cannot make more than one draw down (whether pursuant to a Fixed Draw Down Notice or a Regular Draw Down Notice) in any Pricing Period and must allow 24 hours to elapse between the completion of the settlement of any one draw down pursuant to a Regular Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down. With respect to a draw down pursuant to a Fixed Draw Down Notice, we must allow 11 trading days to elapse between the completion of the settlement of any one draw down pursuant to a Fixed Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down.

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As of March 31, 2014, there were 73,631,278 shares of our common stock outstanding, of which 64,066,101 shares were held by non-affiliates, excluding the 2,065,177 Initial Commitment Shares that we have already issued to Hanover under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $3,000,000 of our common stock to Hanover, only 21,338,254 shares of our common stock are being offered under this prospectus, which represents (i) 3,923,077 shares of common stock that may be issued to Hanover upon conversion of the Convertible Note, (ii) 2,065,177 shares of common stock that we issued to Hanover as Initial Commitment Shares, (iii) a maximum of 3,750,000 shares of common stock that we may be required to issue to Hanover as Additional Commitment Shares (iv) 9,600,000 shares of common stock that we may issue to Hanover as Shares pursuant to draw downs under the Purchase Agreement, and (v) 2,000,000 shares of common stock held by our current directors and officers. If all of the 21,338,254 shares offered under this prospectus were issued and outstanding as of March 31, 2014, such shares would represent approximately 22.47% of the total number of shares of our common stock outstanding and 33.34% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of March 31, 2014.

At an assumed purchase price of $0.057 (equal to 95.0% of the closing price of our common stock of $0.06 on March 31, 2014), and assuming the sale by us to Hanover of all of the 9,600,000 Shares, or approximately 13.04% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $547,200 in gross proceeds. Furthermore, we may receive substantially less than $547,200 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 9,600,000 Shares offered under this prospectus to Hanover, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 43,031,578 shares of our common stock to obtain the balance of $3,000,000 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 300,000,000 shares of our common stock pursuant to our charter.

The number of shares of our common stock ultimately offered for resale by Hanover is dependent upon a number of factors, including the extent to which Hanover converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Hanover under the Purchase Agreement. The following table sets forth the total number of Shares that would be issued at varying purchase prices for us to receive the entire $3,000,000 million in gross proceeds under the Purchase Agreement (without accounting for certain fees and expenses):

Assumed Average Purchase Price(1)		Total Number of Shares to be Issued if Full Purchase	Percentage of Currently Outstanding Shares (2)	Proceeds from the Sale of Shares to Hanover Under the Purchase Agreement
$0.015	(3)	200,000,000	271.62%	$3,000,000
$0.03	(4)	100,000,000	135.81%	$3,000,000
$0.045	(5)	66,666,667	90.54%	$3,000,000
$0.06	(6)	50,000,000	67.90%	$3,000,000
$0.075	(7)	40,000,000	54.32%	$3,000,000
$0.09	(8)	33,333,333	45.27%	$3,000,000

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(1)	Under the Purchase Agreement, with respect to a Regular Draw Down Notice, if the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that Hanover will not purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. We may not sell shares to Hanover pursuant to a Fixed Draw Down Notice for a Fixed Purchase Price less than the Fixed Floor Price due to certain equity conditions that must be satisfied in order for us to be eligible to deliver a Fixed Draw Down Notice.

(2)	The denominator is based on 73,631,278 shares outstanding as of March 31, 2014, adjusted to include 2,065,177 Initial Commitment Shares that were issued to Hanover as consideration for its commitment to purchase our common stock pursuant to the Purchase Agreement. The numerator is based on the number of Shares issuable to Hanover under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column.

(3)	Assumed average purchase price is equal to 25% of the closing sale price of our common stock of $0.06 on March 31, 2014.

(4)	Assumed average purchase price is equal to 50% of the closing sale price of our common stock of $0.06 on March 31, 2014.

(5)	Assumed average purchase price is equal to 75% of the closing sale price of our common stock of $0.06 on March 31, 2014.

(6)	Represents the closing sale price of our common stock on March 31, 2014.

(7)	Assumed average purchase price is equal to 125% of the closing sale price of our common stock of $0.06 on March 31, 2014.

(8)	Assumed average purchase price is equal to 150% of the closing sale price of our common stock of $0.06 on March 31, 2014.

The following table sets forth the amount of proceeds we would receive from Hanover from the sale of Shares under the Purchase Agreement that are registered in this offering (excluding the shares of common stock held by the directors and officers of the Company) at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price(1)		Number of Registered Shares to be Issued	Percentage of Currently Outstanding Shares (2)	Proceeds from the Sale of Shares to Hanover Under the Purchase Agreement
$0.015	(3)	19,338,254	29.29%	$290,073.81
$0.03	(4)	19,338,254	29.29%	$580,147.62
$0.045	(5)	19,338,254	29.29%	$870,221.43
$0.06	(6)	19,338,254	29.29%	$1,160,295.24
$0.075	(7)	19,338,254	29.29%	$1,450,269.05
$0.09	(8)	19,338,254	29.29%	$1,740,442.86

(1)	Under the Purchase Agreement, with respect to a Regular Draw Down Notice, if the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that Hanover will not purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. We may not sell shares to Hanover pursuant to a Fixed Draw Down Notice for a Fixed Purchase Price less than the Fixed Floor Price due to certain equity conditions that must be satisfied in order for us to be eligible to deliver a Fixed Draw Down Notice.

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(2)	The denominator is based on 73,631,278 shares outstanding as of March 31, 2014, adjusted to include 2,065,177 Initial Commitment Shares that were issued to Hanover as consideration for its commitment to purchase our common stock pursuant to the Purchase Agreement. The numerator is based on the number of Shares issuable to Hanover under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column.

(3)	Assumed average purchase price is equal to 25% of the closing sale price of our common stock of $0.06 on March 31, 2014.

(4)	Assumed average purchase price is equal to 50% of the closing sale price of our common stock of $0.06 on March 31, 2014.

(5)	Assumed average purchase price is equal to 75% of the closing sale price of our common stock of $0.06 on March 31, 2014.

(6)	Represents the closing sale price of our common stock on March 31, 2014.

(7)	Assumed average purchase price is equal to 125% of the closing sale price of our common stock of $0.06 on March 31, 2014.

(8)	Assumed average purchase price is equal to 150% of the closing sale price of our common stock of $0.06 on March 31, 2014.

Hanover has agreed that during the term of the Purchase Agreement, neither Hanover nor any of its affiliates will, directly or indirectly, engage in any short sales involving our securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of any shares of our common stock.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. Before Hanover is obligated to purchase any Shares pursuant to a Draw Down Notice, certain conditions specified in the Purchase Agreement, none of which are in Hanover's control, must be satisfied, including the following:

•	Each of our representations and warranties in the Purchase Agreement must be true and correct in all material respects.

•	We must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by us.

•	The registration statement of which this prospectus forms a part must be effective under the Securities Act.

•	We must not have knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the registration statement of which this prospectus forms a part or the prohibition or suspension of the use of this prospectus.

•	We must have filed with the Commission all required prospectus supplements relating to this prospectus and all periodic reports and filings required to be filed by us under the Exchange Act.

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•	Trading in our common stock must not have been suspended by the Commission, the OTCQB or the Financial Industry Regulatory Authority, or FINRA, there must not have been imposed, and we must not have received any notice of, any suspension of electronic trading or settlement services by The Depository Trust Company, and trading in securities generally on the OTCQB must not have been suspende· Trading in our common stock must not have been suspended by the Commission, the OTCQB or the Financial Industry Regulatory Authority, or FINRA, there must not have been imposed, and we must not have received any notice of, any suspension of electronic trading or settlement services by The Depository Trust Company, and trading in securities generally on the OTCQB must not have been suspended or limited.d or limited.

•	We must have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement.

•	No statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction shall have been enacted, entered, promulgated, threatened or endorsed which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

•	No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transaction.

•	The absence of any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on our business, operations, properties or financial condition that is material and adverse to us.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the Purchase Agreement or that we will be able to draw down any portion of the Total Commitment available under the Purchase Agreement with Hanover.

The obligations of Hanover under the Purchase Agreement to purchase shares of our common stock may not be transferred to any other party, and none of the terms or conditions contained in the Purchase Agreement may now be amended or waived by the parties. The registration statement of which this prospectus is a part will not cover sales by Hanover’s transferees, notwithstanding Hanover’s right to assign its rights under the Registration Rights Agreement to its affiliates.

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the effective date of the Registration Statement of which this prospectus is a part, (ii) the date on which Hanover purchases the Total Commitment worth of common stock under the Purchase Agreement and (iii) the date on which our common stock ceases to be listed or quoted on an eligible trading market under the Purchase Agreement. We may terminate the Purchase Agreement on one trading day’s prior written notice to Hanover, subject to certain conditions, without fee, penalty or cost. Hanover may terminate the Purchase Agreement effective upon one trading day’s prior written notice to us under certain circumstances, including the following:

•	The existence of any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on our business, operations, properties or financial condition that is material and adverse to us.

•	We enter into an agreement providing for certain types of financing transactions that are similar to the equity enhancement program with Hanover.

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•	Certain transactions involving a change in control of the company or the sale of all or substantially all of our assets have occurred.

•	We are in breach or default in any material respect under any of the provisions of the Purchase Agreement or the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us.

•	While Hanover holds any shares issued under the Purchase Agreement, the effectiveness of the registration statement that includes this prospectus is suspended or the use of this Prospectus is suspended or prohibited, and such suspension or prohibition continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, subject to certain exceptions.

•	Trading in our common stock is suspended and such suspension continues for a period of five consecutive trading days or for more than an aggregate of 20 trading days in any 365-day period.

•	We have filed for and/or are subject to any bankruptcy, insolvency, reorganization or liquidation proceedings.

The Purchase Agreement provides that no termination of the Purchase Agreement will limit, alter, modify, change or otherwise affect any of the parties' rights or obligations with respect to any pending Draw Down Notice, and that the parties must fully perform their respective obligations with respect to any such pending Draw Down Notice under the Purchase Agreement, provided all of the conditions to the settlement thereof are timely satisfied.

We paid to Hanover a commitment fee for entering into the Purchase Agreement equal to $150,000 (or 5.0% of the Total Commitment under the Purchase Agreement) in the form of 2,065,177 Initial Commitment Shares, calculated using a per share price of $ 0.072633, representing the arithmetic average of the three lowest VWAPs during the 10-trading day period immediately preceding the Closing Date. In addition, promptly following the effective date of the registration statement of which this prospectus is a part, we are required to issue to Hanover a number of Additional Commitment Shares equal to the greater of (i) zero and (ii) the difference of (a) the quotient of (x) $150,000 divided by (y) the greater of (1) the lowest trade price of a share of our common stock during the period beginning two trading days immediately preceding the effective date of the registration statement of which this prospectus is a part and ending on such effective date and (2) $0.04, less (ii) 2,065,177, provided that in no event will we issue more than an aggregate of 3,750,000 shares of our common stock, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions, as Additional Commitment Shares. The Commitment Shares are being registered for resale in the registration statement of which this prospectus is a part.

We also agreed to pay an initial fee of $4,250 to Garden State Securities upon the execution of the transaction documents, and an amount equal to 2.5% of the proceeds of each draw down under the Purchase Agreement for its services in acting as placement agent in connection with the transaction. Further, if we issue a Draw Down Notice and fail to deliver the shares to Hanover on the applicable settlement date, we agreed to pay Hanover, in addition to all other remedies available to Hanover under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

The Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Hanover or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

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The issuances of the Commitment Shares and the sale of the Shares to Hanover under the Purchase Agreement are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, we and Hanover also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission on or prior to the Filing Deadline to register for resale 19,338,254 shares of our common stock, which includes the 2,065,177 Initial Commitment Shares and 3,750,000 Additional Commitment Shares, and have it declared effective prior to the Effectiveness Deadline.  The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Hanover under the Purchase Agreement.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

As discussed above, the obligations of Hanover under the Purchase Agreement to purchase shares of our common stock may not be transferred to any other party. Hanover may not assign its rights under the Registration Rights Agreement other than to an affiliate of Hanover. The registration statement of which this prospectus is a part will not cover sales by Hanover’s transferees, notwithstanding Hanover’s right to assign its rights under the Registration Rights Agreement to its affiliates. None of the terms or conditions contained in the Registration Rights Agreement may now be amended or waived by the parties.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to Hanover under the Purchase Agreement and upon conversion of the Convertible Note, and shares of common stock held by the directors of the Company, to permit the resale of these shares of common stock after the issuance thereof by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

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The selling stockholders may decide not to sell any shares of common stock. The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholders may arrange for other broker-dealers to participate. With respect to the shares of common stock that have been and may be issued pursuant to the Purchase Agreement, Hanover is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and with respect to any other shares of common stock, Hanover may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholders may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Hanover has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our common stock. To our knowledge, Hanover has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because Hanover is (with respect to shares of common stock issued under the Purchase Agreement) and may be deemed to be (with respect to any other shares of common stock), and any other selling stockholders, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, Hanover will (and any other selling stockholders, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of NASDAQ;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

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In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Hanover has informed us that each such broker-dealer will receive commissions from Hanover which will not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $41,192.23 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, each selling stockholder will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock incurred by them. We have agreed to indemnify Hanover and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Hanover has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Hanover specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholders, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

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DESCRIPTION OF BUSINESS

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “Tungsten” or the “Registrant” refer to Tungsten Corp., a Nevada corporation and its wholly owned subsidiaries.

Overview

We were incorporated in the state of Nevada on June 5, 2008 under the name “Online Tele-Solutions, Inc.”   We intended to develop and offer Internet-based hosted call center services for small to medium sized companies; however we were not successful in our product development and execution of the initial stage of our marketing efforts. As such, we changed our business model and became an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on tungsten mineralization on our properties located in Nevada.   We intend to conduct exploration and development programs on our recently optioned properties as discussed below.

On March 14, 2012,  we approved an amendment to the Company’s Articles of Incorporation (i) increasing  the number of authorized  shares of common stock from 50,000,000 to 300,000,000, (ii) creating 25,000,000 shares of “blank check” preferred stock,  and (iii) effecting a  thirty-for-one (30:1) forward split of the Company’s  issued and outstanding  shares of common stock. The forward split became effective with the Financial Industry Regulatory Authority as of the opening of business on May 9, 2012.

On April 8, 2013, we entered into and closed a voluntary share exchange transaction pursuant to a stock exchange agreement with Guy Martin and Nevada Tungsten Holdings Ltd. (the “SEA”).  Pursuant to the terms of the SEA, we acquired all of the issued and outstanding shares of Nevada Tungsten Holdings Ltd.’s common stock from Guy Martin in exchange for the issuance by our company of 3,000,000 shares of our common stock to Guy Martin (the “Transaction”). The sole asset of Nevada Tungsten Holdings Ltd. is an option to acquire all tungsten rights in regards to 32 patented and unpatented mining claims situated in White Pine Country, Nevada pursuant to an option agreement by and between Viscount Nevada Holdings Ltd. and Nevada Tungsten Holdings Ltd. (the “Option Agreement”). As a result of the transaction described above, Nevada Tungsten Holdings Ltd. became our wholly-owned subsidiary.  On November 6, 2012, we changed our name to Tungsten Corp.

Nevada Tungsten Holdings Ltd. was incorporated in the state of Nevada on October 30, 2012, with the goal of investigating for promising tungsten opportunities in the United States.  Nevada Tungsten Holdings Ltd.’s operations since incorporation focused on the investigation and identification of promising tungsten opportunities.

The sole asset of Nevada Tungsten Holdings Ltd. is an option to acquire all tungsten rights in regards to 32 patented and unpatented mining claims situated in White Pine County, Nevada (the "Cherry Creek Tungsten Project").  In order to complete the transactions contemplated by the Option Agreement by and between Viscount Nevada Holdings Ltd. (the “Optionor”) and Nevada Tungsten Holdings Ltd.  Nevada Tungsten Holdings Ltd. was initially required to pay $150,000 to the Optionor by February 15, 2013, which amount has now been paid. Pursuant to the SEA, we agreed to undertake Nevada Tungsten Holdings Ltd.’s obligations under the Option Agreement.  The Option Agreement gives the Company the option to acquire a 100% interest in all tungsten on the Cherry Creek Tungsten Project by (i) paying $100,000 to the Optionor on or before February 15, 2014 and $50,000 to the Optionor on or before February 15, 2015; and (ii) incur exploration expenditures on the property of $250,000 on or before the first anniversary of the option agreement, additional exploration expenditures on the property of $250,000 on or before the second anniversary of the option agreement, and additional exploration expenditures on the property of $1,000,000 on or before the third anniversary of the option agreement. The Optionor has retained a 3% net smelter return royalty. On February 7, 2014, the parties to the Option Agreement agreed to defer the payment due on February 15, 2014 and exploration expenditures requirement due on the first anniversary of the Option Agreement until June 15, 2014. As consideration for this deferment, the Company issued 250,000 shares of Company common stock to the Optionor.

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We expect to fund the payment and exploration expenditure requirements detailed in the Option Agreement with proceeds from the sale of securities included in this registration statement. If we are unable to meet the terms of the Option Agreement, including the payments and expenditures required thereunder, we will likely lose our rights to the mining claims associated with the Cherry Creek Tungsten Project.

On April 19, 2013, Nevada Tungsten Holdings Ltd. entered into a purchase agreement (the “Monfort Agreement”) with Monfort Ventures Ltd. (“Monfort”), pursuant to which we acquired title to certain unpatented pacer mining claims located in Custer County, Idaho (the “Idaho Property”) in consideration for the  issuance of 3,000,000 shares of our common stock to Monfort  Upon the commencement of operations of a producing mine on the Idaho Property and the production of mineral products therefrom, the Idaho Property will be subject to a net smelter returns royalty of 3%.  For purposes of the Monfort Agreement, “net smelter returns” means the net proceeds paid to us from the sale of minerals mined and removed from the Idaho Property after deducting certain expenses as specified in the Monfort Agreement.  At any time after execution of the Monfort Agreement, we may acquire one percent (1%) of the net smelter royalty from Monfort for Five Hundred Thousand Dollars ($500,000) and thereafter, may acquire another additional one percent (1%) of the net smelter royalty from Monfort for One Million Dollars ($1,000,000).

Subsequent to the purchase of the Idaho claim, management decided to impair the value of the acquired unpatented pacer mining claims by $750,000. This impairment was a consequence of the assets being exploratory in nature and not being supported by any ore reserves. It is not possible to evaluate and establish the real value of the mineral properties until additional work is completed and that may take several years. With that being stated, the Company’s position is that these acquired mineral assets, which consist of ownership of unpatented mining claims, cannot be truly assessed at this time. The Company assumes that these assets have been impaired and the exchange price based on $0.25 per share is not supportable as the possible value of these assets in the future. The Company impaired the stock value exchange of $750,000 as of year end.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties. To date, we do not know if an economically viable mineral reserve exists on our property and there is no assurance that we will discover one.  Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to conduct exploration activities on the Cherry Creek Tungsten Project and the Idaho Property, and to complete the terms of the Option Agreement. For a description of our Cherry Creek Tungsten Project, please see the section entitled “Properties” beginning on page 41.

Plan of Operations

Our initial exploration program on the Cherry Creek Property included spectral analysis, stream sediment, soil and rock sampling, ultra violate prospecting, and the collection of historical reports and data. Results from the initial exploration program have identified three distinct areas within the property boundaries that display strongly anomalous and/or elevated concentrations of tungsten.

Our ongoing exploration plans for the Cherry Creek Property consist of the following:

1.	Create a 3D computer database of the Ticup Mine. A review of the historic geologic literature suggests that additional tungsten ore deposits are likely below the existing deposits in close proximity to the Exchequer Fault.
2.	Detailed grid soil sampling on the west side of Pinenut Canyon where previous exploration has revealed strongly anomalous tungsten. The area of interest is open to the south, west and east.
3.	Grid soil sampling on low-lying hills to the southwest of Cherry Creek where previous exploration has revealed strongly anomalous tungsten in stream sediment samples.
4.	Rock-chip sampling of prospective lithologies performed in conjunction with soil sampling.
5.	Discovery core drilling in all three areas as targets are developed.
6.	Intensive and targeted core drilling program to validate the in-situ reserves

The costs to conduct Steps 1 through 4 are projected at $16,640. This will be supervised by Vice President of Exploration Douglas Oliver. Consulting Geologist Richard Dorman would construct the 3D database and participate in the evaluation of the Pinenut and Southeast Target Areas. Carlin Trend Mining Services would collect samples for the soil surveys. These steps, taken together, will take approximately two months to complete and we anticipate these steps to be completed by August 2014.

A preliminary estimate for Step 5 is $227,915 for an initial six hole core-drilling program. This program will be supervised by Vice President of Exploration Douglas Oliver. This step will take approximately three months to complete and we anticipate completing Step 5 by November 2014.

Once the above work has been undertaken, a more comprehensive picture of the potential for re-establishing a producing tungsten facility can be established. At that point, with the results of Steps 1 – 5 in hand, we will be in a position to develop and execute Step 6, for which we estimate the cost at approximately $1,250,000. This step will take approximately 12 months to complete and we anticipate completing this final step by November 2015. We intend to use the funds available from the Note Purchase Agreement and the Purchase Agreement with Hanover to finance our ongoing exploration plans for the Cherry Creek Property.

Sources of Available Land for Mining and Exploration

There are at least five sources of land available for exploration, development and mining: public lands, private fee lands, unpatented mining claims, patented mining claims, and tribal lands. The primary sources for acquisition of these lands are the United States government, through the Bureau of Land Management and the United States Forest Service, state governments, tribal governments, and individuals or entities that currently hold title to or lease government and private lands.

There are numerous levels of government regulation associated with the activities of exploration and mining companies. Permits include “Notice of Intent” to explore, “Plan of Operations” to explore, “Plan of Operations” to mine, “Reclamation Permit,” “Air Quality Permit,” “Water Quality Permit,” “Industrial Artificial Pond Permit,” and several other health and safety permits. These permits are and will be subject to amendment or renewal during our operations. Although there is no guarantee that the regulatory agencies will timely approve, if at all, the necessary permits for our current operations or other anticipated operations, we have no reason to believe that necessary permits will not be issued in due course. The total cost and effects on our operations of the permitting and bonding process cannot be estimated at this time. The cost will vary for each project when initiated and could be material.

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The Federal government owns public lands that are administered by the Bureau of Land Management or the United States Forest Service. Ownership of the subsurface mineral estate can be acquired by staking a twenty (20) acre mining claim granted under the General Mining Law of 1872, as amended (the “General Mining Law”). The Federal government still owns the surface estate even though the subsurface can be controlled with a right to extract through claim staking. Private fee lands are lands that are controlled by fee-simple title by private individuals or corporations. These lands can be controlled for mining and exploration activities by either leasing or purchasing the surface and subsurface rights from the private owner. Unpatented mining claims located on public land owned by another entity can be controlled by leasing or purchasing the claims outright from the owners. Patented mining claims are claims that were staked under the General Mining Law, and through application and approval the owners were granted full private ownership of the surface and subsurface estate by the Federal government. These lands can be acquired for exploration and mining through lease or purchase from the owners. Tribal lands are those lands that are under control by sovereign Native American tribes. Areas that show promise for exploration and mining can be leased or joint ventured with the tribe controlling the land.

Competition

We are a mineral resources exploration company.  We compete with many companies in the mining business, including larger, more established mining companies with substantial capabilities, personnel and financial resources.  Further, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States and other areas where we may conduct exploration activities.  Because we compete with individuals and companies that have greater financial resources and larger technical staffs, we may be at a competitive disadvantage in acquiring desirable mineral properties.  From time to time, specific properties or areas that would otherwise be attractive to us for exploration or acquisition are unavailable due to their previous acquisition by other companies or our lack of financial resources.

Competition in the mining industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital needed to fund the acquisition and operation of such properties.  Competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees, to obtain equipment and personnel to assist in our exploration activities or to acquire the capital necessary to fund our operation and advance our properties.  Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

As noted above, we compete with other mining and exploration companies, many of which possess greater financial resources and technical facilities than we do, in connection with the acquisition of suitable exploration properties and in connection with the engagement of qualified personnel.  The mineral resource exploration and mining industry is fragmented, and we are a very small participant in this sector.  Many of our competitors explore for a variety of minerals and control many different properties around the world.  Many of them have been in business longer than we have and have established more strategic partnerships and relationships and have greater financial accessibility than we have.  Accordingly, given the significant competition for mineral resource exploration properties, including tungsten, we may be unable to continue to acquire interests in attractive tungsten and other mineral exploration properties on terms we consider acceptable.

While we compete with other exploration companies in acquiring suitable properties, we believe that there would be readily available purchasers of tungsten and other precious metals if they were to be produced from any of the properties we acquire an interest in.  The price of precious metals can be affected by a number of factors beyond our control, including:

•	fluctuations in the market prices for tungsten;
•	fluctuating supplies of tungsten;

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•	fluctuating demand for tungsten; and
•	mining activities of others.

If we find tungsten mineralization that is determined to be of economic grade and in sufficient quantity to justify production, we may then seek significant additional capital through equity or debt financing to develop, mine and sell our production.  Our production would probably be sold to a refiner that would in turn purify our material and then sell it on the open market or through its agents or dealers.

We do not engage in hedging transactions and we have no hedged mineral resources.

Compliance with Government Regulations

Various levels of governmental controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased.  With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various aspects of the operations, including health and safety standards.  Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations and may require that some former mineral properties be managed for long periods of time.

Our exploration activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties.  Some of the laws and regulations include the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act, and all the related state laws in Nevada.

The state of Nevada adopted the Mined Land Reclamation Act (the “Nevada Act”) in 1989 that established design, operation, monitoring and closure requirements for all mining operations in the state.  The Nevada Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities.  New facilities are also required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of operations.  The Nevada Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance.

We plan to secure all necessary state and federal permits for our exploration activities and we intend to file for the required permits to conduct our exploration programs as necessary.  These permits are usually obtained from either the Bureau of Land Management or the United States Forest Service.  Obtaining such permits usually requires the posting of small bonds for subsequent remediation of trenching, drilling and bulk-sampling. We have not started the drilling program and therefore no permits are currently required for our initial exploration activities. The necessary permits to allow us to complete our exploration program will be secured when we have properly funded the projected cost of the drilling program.

We do not anticipate discharging water into active streams, creeks, rivers, lakes or any other bodies of water without an appropriate permit.  We also do not anticipate disturbing any endangered species or archaeological sites or causing damage to the properties in which we have an interest.  Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to the applicable permits.  The cost of remediation work varies according to the degree of physical disturbance.  It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined at present.

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Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the past two fiscal years.

Employees

Currently, we have two employees. We have entered into employment agreements with our president, chief executive officer, treasurer and chief financial officer, and also with our V.P. of Exploration. Our directors, executive officers and certain contracted individuals play an important role in the running of the Company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We will engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

Our sole subsidiary is now Nevada Tungsten Holdings Ltd.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001 per share and 25,000,000 shares of “blank check” preferred stock, par value, $0.0001. As of March 31, 2014, there were issued and outstanding 73,631,278 shares of our common stock and 0 shares of our preferred stock issued or outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

In accordance with our Articles of Incorporation, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock. To date, the Company has not issued any shares of preferred stock or designated any class of preferred stock. No shares of preferred stock are outstanding.

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Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Convertible Note

We issued the Convertible Note to Hanover on January 2, 2014 in the initial principal amount of $127,500 for a purchase price of $85,000, representing an approximately 33.33% original issue discount. We are registering the shares of common stock underlying the Convertible Note. For a complete description of the Convertible Note, reference is made to the section entitled “Prospectus Summary” above, which is incorporated herein by reference.

Registration Rights

Note Registration Rights Agreement

In connection with the execution of the Note Purchase Agreement, on January 2, 2014, Hanover and we entered into the Note Registration Rights Agreement. Pursuant to the Note Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 3,923,077 shares of our common stock into which the Convertible Note may be converted and have it declared effective at the earlier of (i) the 100th calendar day after January 2, 2014 and (ii) the fifth business day after the date we are notified by the Commission that the registration statement will not be reviewed or will not be subject to further review.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Note Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Note Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Note Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, we and Hanover entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 19,338,254 shares of our common stock, which includes the 2,065,177 Initial Commitment Shares and 3,750,000 Additional Commitment Shares, on or prior to March 28, 2014, which we refer to as the Filing Deadline, and have it declared effective at the earlier of (A) the 90th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which the registration statement of which this prospectus is a part is filed with the Commission and (B) the fifth business day after the date the Company is notified by the Commission that the registration statement will not be reviewed or will not be subject to further review, which we refer to as the Effectiveness Deadline. The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Hanover under the Purchase Agreement.

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We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Filings

We are obligated to file a registration statement with respect to the shares of common stock issued or issuable in connection with the Purchase Agreement and the Convertible Note. Upon becoming effective, we shall use commercially reasonable efforts to maintain the continuous effectiveness of such registration statement during the period the Rights Agreement is in effect. We will also take such action, if any, as is necessary to obtain an exemption for or to qualify such shares of common stock under applicable state securities or “Blue Sky” laws; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify or to consent to service of process in any such jurisdiction.

Expenses of Registration Rights

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Li and Company, PC and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Greenberg Traurig, LLP.

PROPERTIES

Our executive, administrative, and operating offices are located at 1671 Southwest 105 Lane, Davie, Florida, 33324.  We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed. This property is provided free of charge by our President, although we do not have any specific agreement in this regard.

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We hold an option to acquire all rights to tungsten in the Cherry Creek Tungsten Project pursuant to the Option Agreement entered into by our subsidiary, Nevada Tungsten Holdings Ltd.  We also acquired title to certain unpatented pacer mining claims located in Custer County, Idaho (the “Wildhorse Tungsten Project”). For a description of the terms of this Option Agreement and the acquisition of the Wildhorse Tungsten Project, please see the section entitled “Business” above.

Glossary of Technical Terms

Alaskite	Intrusive rock containing fine quartz and feldspar crystals
Anticline	Folds where the rocks have been bowed upwards
Argillite	Metamorphosed shale
Carbonate	Rocks or minerals composed of calcite or dolomite
Core	Diamond drilling method producing a cylinder of rock
Epidote	Calcium-bearing mineral found in tactite
Lithologies	Types of rock grouped on composition
Marble	Metamorphosed limestone
Patented	Mining claims conveying both mineral and surface rightsReverse
Circulation	Percussion drilling method producing chips of rock
Scheelite	Principal ore mineral of tungsten, common in tactite
Tactite	Carbonate rock that has been altered and mineralized
Spectral Analysis	Use of select wavelengths in aerial images for exploration
Quartzite	Metamorphosed siliceous sandstone
Ultraviolet	Short wavelength light used to detect scheelite
Unpatented	Mining claims conveying only mineral rights
Wolframite	Minor ore mineral of tungsten

Commonly used abbreviations and acronyms

g	grams
m	meters
mm	millimeters
km	kilometers
ppm	parts per million
RC	reverse circulation drilling method
STU	short ton unit (20 lbs of contained WO3)
tpd	tons per day
ton	2,000 pounds
W	tungsten
WO3	tungsten oxide

Cherry Creek Tungsten Project

Location

The Cherry Creek Tungsten Project consists of 2 patented and 139 unpatented mining claims situated in White Pine County, Nevada. The Project is approximately 52 miles by paved highway northeast of Ely, Nevada. The Cherry Creek Mining District has been known mainly for its long history of silver production, dating back to the late nineteenth century. In the year 1915, tungsten production commenced at the Shoestring Mine. From that time on, tungsten production was conducted on an intermittent basis mainly during the times of the two world wars and the Korean conflict. The last known production was in 1977 from the Shoestring Mine.

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TUNGSTEN CORP.
Cherry Creek Project
Pine County, Nevada
Flint Spring Canyon
Exchequer Canyon
Rattlesnake Canyon
El Rey Canyon
N
New Century Mine
Exchequer Mine
Exchequer Canyon
Chance Mine
Teacup Mine
Old Timer Mine
Fillmore Mine
Last Chance Mine
Bluebell Mine
Geneva Mine
Miracle Canyon
El Rey Canyon
NEVADA NORTHERN RAILWAY
Cherry Creek Summit
CHERRY CREEK RANGE
CHERRY CREEK
Cherry Creek, Nevada, Townsite
Cherry Creek Station
0 0.25 0.5 1 1.5 2 Miles
0 0.5 1 2 3 4 5 Kilometers
1:60,000
Current Tungsten Corp. Claims
New Tungsten Corp. Claims
Patented Mining Claims

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Nevada Tungsten Holdings LLC
Cherry Creek Project
White Pine County, Nevada

Disturbance and Contamination Issues

The Creek Mining District has a long history of mineral production extending over 100 years. The area is dotted with mines, prospect pits, mine dumps, abandoned buildings and the footings for mines and processing plants. Testing of water contained within the Star and Exchequer Mines suggests that there has been negligible contamination to groundwater from these historic workings. There are no plans to remediate the historic mine sites.

Acreage

We control two patented and 139 unpatented mining claims in the Cherry Creek District comprising approximately 2,780 acres. Taxes and assessment work are paid on these claims through August 31, 2014.

Mineral Resources and Reserves

There are no identified resources or reserves of tungsten within the Cherry Creek Mining District.

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Water and Power

Because of its past production, infrastructure within the Cherry Creek Mining District is relatively advanced. Water can be drawn in limited amounts from several of the flooded mines. More significant volumes of water would likely require the drilling of a well in the adjacent valley. The town of Cherry Creek contains an electrical substation that would be adequate for powering any foreseeable mine.

Examination of the property descriptions where tungsten was mined reveals a common mineralogy and mode of occurrence for all the historic tungsten bearing zones of the Cherry Creek District. These common characteristics are listed here.

➢	Hosted within a carbonate rich environment, i.e.: limestone.
➢	Occurrences within quartz carbonate veins, often in coarse crystalline form.
➢	Proximity to bedding plane faults.
➢	The major tungsten occurrences are within or adjacent to the Exchequer Fault Zone.
➢	The mineral Scheelite is usually the only tungsten bearing mineral in the previously mined zones, with Wolframite rarely noted or as a minor accessory mineral.

Initial Exploration Programs

Based on these common characteristics noted above, exploration thus far for tungsten in the Cherry Creek area has consisted of the following activities:

1.	Spectral analysis of the former tungsten production locations with identification of carbonate outcrops.
2.	Areas-wide stream sediment sampling.
3.	Soil sampling in high-potential areas based on the spectral analysis and stream sediment sample results.
4.	Night-time prospecting with portable ultraviolet lamps in high-potential areas.
5.	Collection of rock samples for assays.
6.	Collection of historic reports and collation of data.

Initial Exploration Results

1.	Closely-spaced stream sediment sampling indicated that a 10 square kilometer area centered on the Ticup Mine is strongly anomalous with respect to tungsten. Most of the former producing tungsten mines at Cherry Creek are within this area.
2.	Soil sampling on the west side of Pinenut Canyon revealed strongly anomalous tungsten. Values up to 38.6 ppm W were recorded over a length of 135m. There are no known mines or prospects in this area.
3.	A large area of low-lying hills to the southwest of Cherry Creek contained strongly elevated concentrations of tungsten in stream sediment samples. Values up to 58.2 ppm W were contained in an area of over 3 square kilometers. There are no known mines or prospects in this area.

Ongoing Exploration

1.	Create a 3D computer database of the Ticup Mine. A review of the historic geologic literature suggests that additional tungsten ore deposits are likely below the existing deposits in close proximity to the Exchequer Fault.
2.	Detailed grid soil sampling on the west side of Pinenut Canyon where previous exploration has revealed strongly anomalous tungsten. The area of interest is open to the south, west and east.

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3.	Grid soil sampling on low-lying hills to the southwest of Cherry Creek where previous exploration has revealed strongly anomalous tungsten in stream sediment samples.
4.	Rock-chip sampling of prospective lithologies performed in conjunction with soil sampling.
5.	Discovery core drilling in all three areas as targets are developed.
6.	Intensive and targeted core drilling program to validate the in-situ reserves

The costs to conduct Steps 1 through 4 are projected at $16,640. This will be supervised by Vice President of Exploration Douglas Oliver. Consulting Geologist Richard Dorman would construct the 3D database and participate in the evaluation of the Pinenut and Southeast Target Areas. Carlin Trend Mining Services would collect samples for the soil surveys. These steps, taken together, will take approximately two months to complete and we anticipate these steps to be completed by August 2014.

A preliminary estimate for Step 5 is $227,915 for an initial six hole core-drilling program. This program will be supervised by Vice President of Exploration Douglas Oliver. This step will take approximately three months to complete and we anticipate completing Step 5 by November 2014.

Once the above work has been undertaken, a more comprehensive picture of the potential for re-establishing a producing tungsten facility can be established. At that point, with the results of Steps 1 – 5 in hand, we will be in a position to develop and execute Step 6, for which we estimate the cost at approximately $1,250,000. This step will take approximately 12 months to complete and we anticipate completing this final step by November 2015. We intend to use the funds available from the Note Purchase Agreement and the Purchase Agreement with Hanover to finance our ongoing exploration plans for the Cherry Creek Property.

Sample and Analytical Procedures

Samples were collected both by our personnel and by contract samplers provided by Carlin Trend Mining Services. Sample preparation and analysis was conducted by ALS Minerals of Elko, Nevada. Sample preparation protocols varied depending whether the samples were of rock, soil or stream-sediment mediums. Analysis was by multi-element ICP techniques provided by ALS Minerals.

QA/QC protocols included keeping all samples in locked storage until delivery to ALS Minerals. ALS Minerals has in-house protocols including blanks, standards and repeat analysis and the results of these checks were reported with the assay results. A review of the results indicates that the samples were professionally analyzed with acceptable levels of precision.

Wildhorse Tungsten Project

Location

The Wildhorse Tungsten Project consists of 42 unpatented mining claims situated in Custer County, Nevada. The project is approximately 50 miles west of Mackay, Idaho.

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47

WH 1-42 Lode Claims
Custer County, Idaho
1:24,000
N A T I O N A L
32
33
5
4
8
9
17
16
Creek
Wildhorse
Left
42
41
40
39
38
37
36
35
33
34
31
32
29
30
27
28
25
26
23
24
21
22
20
19
18
17
16
15
14
13
12
11
10
9
7
8
5
6
3
4
1
2

Disturbance and Contamination Issues

The Wildhorse Project area saw limited mining and exploration beginning in 1954. Un-reclaimed mines, prospect pits and mine dumps are known to exist in the area. There are no plans to remediate the historic mine sites.

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Acreage

We control 42 unpatented mining claims in the Wildhorse Project area comprising approximately 840 acres. Taxes and assessment work are paid on these claims through August 31, 2014.

Mineral Resources and Reserves

Tungsten mining began at Wildhorse in 1954 with production sold to the US government stockpile. Total production at the Wildhorse Prospect is estimated at 7,461 STU of WO3. Following closure of the mine in 1957, Bear Creek Mining conducted exploration including drilling at the property. In addition, the US Geological Survey conducted an extensive sampling program in conjunction with a regional mineral resource evaluation. These programs identified three deposits. Historical inferred resource estimates are given as 200,000 tons grading 0.70% WO3 at the Steep Climb Prospect, 100,000 tons grading 0.60% WO3 at the Hard to Find Prospect, and 1,400,000 tons grading 0.32% WO3 at the Pine Mouse Prospect.

Water and Power

While the Wildhorse Prospect is accessible by improved dirt roads, no source of water or power has been identified.

Mineralization

Most of the tungsten occurrences of south-central Idaho are concentrated in a northwest-trending zone which outs obliquely across the margin of the Idaho batholith. Although this tungsten belt parallels some faults and anticlines of the Cenozoic age, the mineralization was probably localized by older structures developed during the Laramide orogeny.

The tungsten deposits are found mainly in altered sedimentary rocks near contacts with granitic rocks. The host rocks include quartzite, argillite, and marble, as well as granitic rocks, and they range in age from pre-Cambrian to late Cretaceous or early Tertiary.

The ore mineral in the Wildhorse deposits is scheelite found within tactite. Tactite is an epidote or garnet-rich rock formed by local replacement and recrystallization of calcareous rock. In the Wildhorse area tactite forms only in impure marble adjacent to "alaskite" dikes. All marble bands found in this area are less than 50 feet thick and the economically important ones at the Steep Climb, Hard to Find, and Beaver deposits probably average 10-15 feet in thickness.

Proposed Exploration Program

Limited exploration consisting of data review and a preliminary field examination are planned. These activities will be supervised by Vice President of Exploration Douglas Oliver. The expenses relating our limited exploration program will be minimal.

Impairment

As the decision has been made to focus our efforts on developing the Cherry Creek property as a first priority given our limited resources, and having not completed any new exploratory work yielding results that would support the asset value being carried in the books of the Company, management made the decision to fully impair the original stock value exchange for the property.

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LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities.  None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common shares are quoted on the OTCQB under the symbol “TUNG.” The closing bid price for our stock as of March 31, 2014 was $0.06.

The following is the range of high and low bid prices for our common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Fiscal 2013	High	Low
First Quarter (April 30, 2013)	$1.00	$0.85
Second Quarter (July 31, 2013)	$1.50	$0.32
Third Quarter (October 31, 2013)	$0.34	$0.14
Fourth Quarter (January 31, 2014)	$0.18	$0.06

Fiscal 2012	High		Low
First Quarter (April 30, 2012)	$	N/A	$	N/A
Second Quarter (July 31, 2012)	$	N/A	$	N/A
Third Quarter (October 31, 2012)	$	N/A	$	N/A
Fourth Quarter (January 31, 2013)	$	N/A	$	N/A

Our common shares are issued in registered form. Securities Transfer Corporation Inc., 2591 Dallas Parkway, Suite 102, Frisco, TX 75034 (Telephone: (469) 633-0101; Facsimile: (469) 633-0088) is the registrar and transfer agent for our common shares.

On March 31, 2014, the shareholders' list showed 24 shareholders of record and 73,631,278 common shares outstanding.

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Dividends

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the period for the fiscal years ended December 31, 2012 and 2011 and for the six months ended June 30, 2013, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this Prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this registration statement on Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We were incorporated under the laws of the state of Nevada on June 5, 2008. On April 8, 2013, we entered into and closed a stock exchange agreement with Guy Martin and Nevada Tungsten Holdings Ltd. Pursuant to the terms of the SEA, we acquired all of the issued and outstanding shares of Nevada Tungsten Holdings Ltd.’s common stock from Mr. Martin in exchange for the issuance by our company of 3,000,000 shares of our common stock to Guy Martin (the “Transaction”). As a result of the Transaction, Nevada Tungsten Holdings Ltd. became our wholly-owned subsidiary and we acquired an option to acquire a 100% interest in all tungsten on the Cherry Creek Tungsten Project.

Nevada Tungsten Holdings Ltd. was incorporated in the state of Nevada on October 30, 2012, with the goal of investigating for promising tungsten opportunities in the United States. Nevada Tungsten Holdings Ltd.’s operations since incorporation focused on the investigation and identification of promising tungsten opportunities, and as a result, it entered into the Option Agreement in regards to Cherry Creek Tungsten Project and the Monfort Agreement in regards to the Idaho Property, both as further described in this Registration Statement on Form S-1.

Results of Operations for the Fiscal Years Ended January 31, 2014 and January 31, 2013

The following summary of our results of operations should be read in conjunction with our audited financial statements for the fiscal years ended January 31, 2014 and January 31, 2013.

Our operating results for the fiscal years ended January 31, 2014 and January 31, 2013:

	Fiscal Year Ended January 31, 2014	Fiscal Year Ended January 31, 2013

Revenue	$0	$0
Expenses	$1,481,142	$23,391
Net Loss	$(1,481,142)	$(23,391)

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The net loss for the year was adversely impacted by non-cash expenses of $750,000 in impairment losses on our Idaho property, $162,875 in stock based compensation and $129,050 in derivative expenses stemming from a convertible note, together representing over 70% of the net loss.

Revenues

We have not earned any revenues for the fiscal years ended January 31, 2014 and January 31, 2013 and we do not anticipate earning revenues in the near future.

Expenses

Our expenses for the fiscal years ended January 31, 2014 and January 31, 2013:

	Fiscal Year Ended January 31, 2014	Fiscal Year Ended January 31, 2013

Exploration expenses	$73,565		$22,130
General and administrative expenses	$114,311		$134
Professional fees	$146,061		$1,127
Directors’ fees	$151,875	$	Nil
Officers’ compensation	$99,067	$	Nil
Net derivative expenses	$129,050	$	Nil
Interest	$17,213	$	Nil

Our expenses for the fiscal years ended January 31, 2014 and January 31, 2013 were comprised mainly of professional fees paid in connection with the costs associated with our current and periodic report filing and accounting requirements, directors’ fees, officers’ compensation, and general and administrative expenses.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

Liquidity and Financial Condition

Overview

As of January 31, 2014, we had $27,007 in cash and cash equivalents and a working capital deficiency of $311,762, including $347,080 in current liabilities comprised of $214,050 in derivative liabilities, $15,938 in convertible notes net of discounts, $99,951 in stockholder advances, and accounts payable and accrued expenses of $17,141.

For the fiscal year ended January 31, 2014, we used net cash of $439,793 in operations.

For the period from October 30, 2012 (inception) to January 31, 2014, we had $681,452 in net cash flow provided by financing activities, representing stockholder advances and proceeds from convertible notes and the sale of our common stock.

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We intend to conduct exploration activities on our newly optioned and acquired properties over the next twelve months. We estimate our operating expenses and working capital requirements for the next twelve month period to be as follows:

Estimated Expenses For the Next Twelve Month Period

General, Administrative, and Corporate Expenses	$200,000
Operating Expenses	$200,000
Exploration	$500,000

Total	$900,000

In order to provide financing for our planned exploration activities, we entered into the Note Purchase Agreement with Hanover on January 2, 2014.  The Note Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Note Purchase Agreement, Hanover will purchase from us the Convertible Note with an initial principal amount of $127,500 for a purchase price of $85,000, representing an approximately 33.33% original issue discount. We issued the Convertible Note to Hanover on January 2, 2014.

On February 18, 2014, we entered into the Purchase Agreement with Hanover.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover is committed to purchase up to $3,000,000 worth of our common stock, over the 24-month term of the Purchase Agreement. The per share purchase price for these shares of common stock will be equal to 90.0% of the arithmetic average of the lower of (i) the lowest trade price of a share of our common stock on the date the Fixed Draw Down Notice is delivered, which we refer to as the Draw Down Exercise Date, and (ii) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date. We paid to Hanover a commitment fee for entering into the Purchase Agreement equal to $150,000 in the form of 2,065,177 restricted shares of our common stock, calculated using a per share price of $0.072633.

At present, our cash requirements for the next twelve months outweigh the funds available to maintain or develop our properties. Of the $900,000 that we require for the next twelve months, we had $27,007 in cash as of January 31, 2014. Although proceeds from our recent financings with Hanover will provide some of the funds required for our operational expenses, we intend to pursue additional equity financing from private investors or possibly a registered public offering.  If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us. Any failure to secure additional financing may force us to cease our operations.

We cannot be sure that our future working capital or cash flows will be sufficient to meet our debt obligations and commitments. Any insufficiency and failure by us to renegotiate such existing debt obligations and commitments would have a negative impact on our business and financial condition, and may result in legal claims by our creditors. Our ability to make scheduled payments on our debt as they become due will depend on our future performance and our ability to implement our business strategy successfully. Failure to pay our interest expense or make our principal payments would result in a default. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may be forced to sell or liquidate assets, obtain additional equity capital or refinance or restructure all or a portion of our outstanding debt on terms that may be less favorable to us. In the event that we are unable to do so, we may be left without sufficient liquidity and we may not be able to repay our debt and the lenders may be able to foreclose on our assets or force us into bankruptcy proceedings or involuntary receivership.

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Contractual Obligations Table

The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

	Payments due by Period
Contractual Obligations	Less than	One to	Three to	More Than
At January 31, 2014	One Year	Three Years	Five Years	Five Years	Total

Exploration Expenditure Obligations	$500,000	$1,000,000	$-	$-	$1,500,000

Purchase Obligations	$150,000	$-	$-	$-	$150,000

The above table outlines our obligations as of January 31, 2014 and does not reflect any changes in our obligations that have occurred after that date.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Going Concern

The Company incurred net losses of $1,504,533 since Inception (October 30, 2012) to January 31, 2014 and has commenced limited operations, raising substantial doubt about the company’s ability to continue as a going concern. We will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance we will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

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Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Cash and Cash Equivalents

The company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

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The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

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The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability at every reporting period and recognizes gains or losses in the statements of operations that are attributable to the change in the fair value of the derivative warrant liability.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Net Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants. The total amount of potentially outstanding dilutive common shares from the conversion of the convertible notes plus accrued interest converted would be 3,962,308 and 0 for the reporting period ended January 31, 2014 or 2013.

Stock-Based Compensation

The company has not adopted a stock option plan and has not granted any stock options.

The company has Restricted Stock Award Agreements with two outside directors for 750,000 shares each vesting on a quarterly basis over three years. The company recognized $151,875 in stock based compensation associated with the two agreements.

In addition, the company has an Agreement with one of its vendors to compensate their services over a twelve month period with 2,000,000 shares of restricted stock to be amortized monthly over the period. The company recognized $7,500 in stock based compensation associated with the agreement.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date." This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

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In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, the Company is not required to provide this disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of the Company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of the Company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

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Name	Position Held with the Company	Age	Date First Elected or Appointed

Guy Martin	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Director	55	April 8, 2013

Douglas Oliver	Director, Vice-President Exploration	62	December 14, 2012

Joseph Galda	Director, Corporate Secretary	54	May 13, 2013

David Bikerman	Director	55	June 24, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Guy Martin

Guy Martin has over 30 years of corporate operational experience, having served in executive capacities for a number of domestic and international companies.  From 2005 to 2008, Mr. Martin served as a principal of Backyard Dreams LLC, a residential remodeling company in Davie, Florida.  From 2008 to 2010, Mr. Martin served as the Corporate Director of Strategy and Project Management of Intcomex, an information technology product distributor to Latin America located in Miami, Florida.  Mr. Martin then served as the Chief Operating Officer of Chukka Caribbean Adventures, an adventure tour operator headquartered in Montego Bay, Jamaica, from 2010 to 2011.  In 2011, Mr. Martin formed Blue Moon Advisors, an operations, financial planning and management consulting firm to start-ups, mining and tourism companies and currently serves as both the owner and a consultant.  Mr. Martin currently holds the position of Chief Executive Officer at Coyote Resources Inc. (COYR), a publicly traded junior gold and silver exploration company. Mr. Martin has a Bachelor of Science degree in Electrical Engineering from the New Jersey Institute of Technology.  We believe that Mr. Martin’s business, management and industry experience will be an invaluable resource as we seek to develop our business and further exploration activities.

Douglas Oliver

Dr. Oliver is a career geologist with 30 years of experience in mineral exploration.  Since 2008, Mr. Oliver has served as  President  of  Oliver Geoservices,  a business  he  founded in 2008,  which  specializes  in  minerals exploration  management,  economic evaluations and independent reviews. In 1973, Mr. Oliver received a Bachelor of Science in Geology from Rutgers University, a MBA from the University of Texas at Austin in 1988, and a Ph.D. in Tectonics from Southern Methodist University in 1996.  Mr. Oliver's background with business operations led to our conclusion that he should serve as a director in light of our business and structure.

Joseph Galda

Mr. Galda (age 54) is a corporate finance attorney and is the founder of J.P. Galda & Co., a law firm. Prior to founding his firm, Mr. Galda was counsel to Fox Rothschild LLP (a law firm) (2012 to 2013), President of Corsair Advisors, Inc., a strategic consulting firm (2004 to 2012), and a general partner of Hodgson Russ LLP, a law firm (2000 to 2004), where he practiced as a foreign legal consultant in the firm’s Toronto, Ontario office. Since 2005, Mr. Galda has been a director of Secure Energy, Inc., a private company developing a coal to liquids alternative energy project. We believe that Mr. Galda’s extensive legal experience will be an invaluable asset in helping to achieve the Company’s goals.

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David Bikerman

Mr. Bikerman has been in the mining field for over thirty years and is experienced in all aspects of mining enterprises from exploration through operations. He founded Bikerman Engineering & Technology Associates, Inc. in May 1997 where he offers expert services to the mining industry in financial modeling, exploration and geologic model preparation, geostatistical and reserve analysis, environmental plans, project feasibility, and project design and management. Mr. Bikerman is President and CEO of Golden Ibex, Inc., a privately owned Nevada stock corporation focused on gold and silver mining in Oregon, USA that owns 100% of the patented claims comprising the historic Ibex and Bald Mountain mines. Mr. Bikerman served on the Board of Colombia Goldfields Ltd from 2006-2009, and as CEO of Caribbean Copper & Gold Corporation from 2007-2009. Mr. Bikerman was a director of Megastar Development Corp. from June 2007 to May 2008, and President and CEO of Megastar from October 2007 to May 2008. Mr. Bikerman was President, China Operations for East Delta Resources Corp. from August 1, 2006 to June 2007 and advisor to the Board from May 2006 to July 2007. He was President and CEO of Sino Silver Corp. from June 2005 through dissolution in September 2007. Mr. Bikerman served as the Manager of Mining for RNC Resources Ltd. from February 2005 until May 2006. He was Vice President and Chief Engineer for Greenstone Resources Ltd. from December 1993 to July 1996 and was responsible for technical analysis, project design, and engineering for a Central American gold project. He was Vice President and Manager of Mining of Minas Santa Rosa, S.A. (Panama) from May 1994 to October 1996 and was a member of the Board of Minera Nicaraguense, S. A. (Nicaragua) from May 1995 to December 2006. He worked as an Associate at Behre Dolbear & Co. from September 1989 to May 1994, an international minerals industry consultant based in New York, New York. We believe that Mr. Bikerman’s extensive experience in the mining industry will be an invaluable asset in helping to achieve the Company’s goals.

Mr. Bikerman holds three degrees in mining engineering. In 1981, he earned his Bachelor of Science in Mining Engineering from the University of Pittsburgh. In 1985, he earned his Master of Science in mining engineering from the Henry Krumb School of Mines in Columbia University of New York. In 1995, he earned his Engineer of Mines, also from the Henry Krumb School of Mines at Columbia University.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any events requiring disclosure under Item 401(f) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

As a smaller reporting company, the Company is not required to provide this disclosure.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock.  Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

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Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act, except that Mr. Douglas Oliver failed to file a Form 3 in connection with his appointment on December 14, 2012 as an officer and director of the Company.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Tungsten Corp., 1671 Southwest 105 Lane, Davie, Florida, 33324.

Board Leadership Structure and Role on Risk Oversight

Guy Martin currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

It is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Committees of the Board

We do not have a standing nominating committee, but our entire board of directors acts in such capacity. The board of directors of our company does not believe that it is necessary to have a standing nominating committee because we believe that the functions of such committee can be adequately performed by the board of directors.

Audit Committee

On June 14, 2013, the board of directors of the Company established an Audit Committee for the purpose of (i) overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company; (ii) assisting the board of directors in oversight and monitoring of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications, independence and performance, and (d) the Company’s internal accounting and financial controls; (iii) preparing the report that the rules of the SEC require be included in the Company’s annual proxy statement; (iv) providing the Company’s board of directors with the results of its monitoring and recommendations derived therefrom; and (v) providing to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the board of directors.

The current members of the Audit Committee are Joseph Galda, who serves as both the chairman and the audit committee financial expert, and David Bikerman. Both members of the Audit Committee are “independent directors”, as defined in the rules and regulations of the Nasdaq Stock Market, including Nasdaq Rule 5605(a) and any successor rule thereto. A current copy of the Audit Committee Charter was included in the Company’s Quarterly Report on Form 10-Q filed on September 19, 2013.

61

Compensation Committee

On June 14, 2013, the board of directors of the Company established a Compensation Committee in order to review and make recommendations to the board of directors regarding compensation to be provided to the Company’s directors, officers and employees and to make grants under and otherwise administer any equity compensation plans that may be adopted and approved by the board of directors and the stockholders of the Company.

The current members of the Compensation Committee are Joseph Galda, who serves as the chairman, and David Bikerman. Each member of the Compensation Committee is “independent,” as such term is defined by the rules and regulations of the Nasdaq Stock Market, including Nasdaq Rule 5605(a) and any successor rule thereto and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). A current copy of the Compensation Committee Charter was included in the Company’s Quarterly Report on Form 10-Q filed on September 19, 2013.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended January 31, 2014; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the fiscal years ended January 31, 2014, who we will collectively refer to as the named executive officers of the Company, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Guy Martin,	2013	60,000	Nil	Nil	Nil	Nil	Nil	Nil	60,000
President, Chief Executive Officer, Treasurer, Chief Financial Officer and Director (1)	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Douglas	2013	40,000	Nil	Nil	Nil	Nil	Nil	Nil	40,000
Oliver, Vice President of Exploration(2)	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Joseph	2013	Nil	Nil	151,875	Nil	Nil	Nil	Nil	151,875
Galda, Corporate Secretary and Director(3)	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

62

(1)       Mr. Martin was appointed the President, Chief Executive Officer, Treasurer, Chief Financial Officer and a Director of the Company on April 8, 2013

(2)       Mr. Oliver was appointed the President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a Director of the Company on December 14, 2012. Mr. Oliver resigned as President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary of the Company on April 8, 2013 and was appointed as Vice-President of Exploration.

(3)        Mr. Galda was appointed the Corporate Secretary and Director of the Company on May 13, 2013.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Guy Martin – Employment Agreement

On July 9, 2013, we entered into an employment agreement with Guy Martin (the "Martin Employment Agreement"), effective as of July 1, 2013, which replaces the previously existing Consulting Agreement between Mr. Martin and the Company that became effective on April 8, 2013.

The Martin Employment Agreement provides for Mr. Martin’s continued employment as President and Chief Executive Officer of the Company for a term of two years, subject to certain termination rights, during which time he will receive monthly base salary at the rate of $5,000. The Martin Employment Agreement shall be automatically extended for additional one year terms unless either the Company or Mr. Martin provides written notice of their intent not to renew the agreement at least sixty days prior to the expiration of a term.

In addition, Mr. Martin is entitled, at the sole and absolute discretion of the Compensation Committee of the Company's Board of Directors, to receive performance bonuses, which may be based upon a variety of factors. Mr. Martin will also be entitled to participate in all employee benefit plans or programs of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate in accordance with the terms of the applicable plans or programs. The Company intends to implement an employee stock option plan, and Mr. Martin shall be eligible to receive awards of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares or other equity awards pursuant to the employee stock option plan or any other arrangements the Company may have in effect from time to time. The Board or the Committee will determine in its discretion the amount of any such award to Mr. Martin in accordance with the terms of the employee stock option plan in effect at the time of grant.

63

The Martin Employment Agreement contains a non-competition covenant and non-interference (relating to the Company's customers) and non-solicitation (relating to the Company's employees) provisions effective during the term of his employment and for a period of six months after termination with respect to the non-competition covenant and for a period of twenty four months after termination with respect to the non-interference and non-solicitation provisions of the Martin Employment Agreement.

Douglas Oliver – Employment Agreement

On July 9, 2013, we entered into an employment agreement with Douglas Oliver (the "Oliver Employment Agreement"), effective as of July 1, 2013, which replaces the previously existing Consulting Agreement between Mr. Oliver and the Company that became effective on April 8, 2013.

The Oliver Employment Agreement provides for Mr. Oliver’s continued employment as Vice President of Exploration of the Company for a term of two years, subject to certain termination rights, during which time he will receive monthly base salary at the rate of $4,000. The Oliver Employment Agreement shall be automatically extended for additional one year terms unless either the Company or Mr. Oliver provides written notice of their intent not to renew the agreement at least sixty days prior to the expiration of a term.

In addition, Mr. Oliver is entitled, at the sole and absolute discretion of the Compensation Committee of the Company's Board of Directors, to receive performance bonuses, which may be based upon a variety of factors. Mr. Oliver will also be entitled to participate in all employee benefit plans or programs of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate in accordance with the terms of the applicable plans or programs. The Company intends to implement an employee stock option plan, and Mr. Oliver shall be eligible to receive awards of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares or other equity awards pursuant to the employee stock option plan or any other arrangements the Company may have in effect from time to time. The Board or the Committee will determine in its discretion the amount of any such award to Mr. Oliver in accordance with the terms of the employee stock option plan in effect at the time of grant.

The Oliver Employment Agreement contains a non-competition covenant and non-interference (relating to the Company's customers) and non-solicitation (relating to the Company's employees) provisions effective during the term of his employment and for a period of six months after termination with respect to the non-competition covenant and for a period of twenty four months after termination with respect to the non-interference and non-solicitation provisions of the Oliver Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised options (#) (b)	Number of Securities Underlying Unexercised Options (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of S hares or Units of Stock that have not Vested (#) (g)		Market Value of Shares of Units of Stock that Have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Guy Martin	Nil	Nil	Nil	N/A	N/A	Nil		N/A	Nil	N/A
Douglas Oliver	Nil	Nil	Nil	N/A	N/A	Nil		N/A	Nil	N/A
Joseph Galda	Nil	Nil	Nil	N/A	N/A	750,000	(1)	$56,250	Nil	N/A

64

(1)         Pursuant to an Amended and Restated Restricted Stock Award Agreement, dated January 31, 2014, Mr. Galda received the right to 750,000 restricted shares of common stock of the Company. 250,000 of these shares vest on April 30, 2014 and 62,500 shares vest on each of the last day of June, September, December and March thereafter until the shares are fully vested on March 31, 2016, subject to Mr. Galda’s continued service with the Company.

Options Grants in the Fiscal Year Ended January 31, 2014

During the fiscal year ended January 31, 2014, no stock options were granted to our executive officers.

Aggregated Options Exercised in the Fiscal Year Ended January 31, 2014 and Year End Option Values

There were no stock options exercised during the fiscal year ended January 31, 2014 and no stock options held by our executive officers at the end of the fiscal year ended January 31, 2014.

Re-pricing of Options/SARS

We did not re-price any options previously granted to our executive officers during the fiscal year ended January 31, 2014.

Director Compensation

Directors of the Company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving the Company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the fiscal year ended January 31, 2014, we did not pay any compensation or grant any stock options to our directors other than the Restricted Stock Awards disclosed in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013 and in our Current Reports on Form 8-K dated May 14, 2013 and February 4, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned Or Paid in Cash ($)	Stock Award ($)		Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
David Bikerman	Nil	$56,250	(1)	Nil	Nil	Nil	Nil	$56,250

65

(1)         Pursuant to a Restricted Stock Award Agreement, dated January 31, 2014, Mr. Bikerman received the right to 750,000 restricted shares of common stock of the Company. 187,500 of these shares vest on April 30, 2014 and 62,500 shares vest on each of the last day of June, September, December and March thereafter until the shares are fully vested on June 30, 2016, subject to Mr. Bikerman’s continued service with the Company.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of the Company during the last two fiscal years, is or has been indebted to the Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

66

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Guy Martin President, Chief Executive Officer, Treasurer, Chief Financial Officer and Director 1671 Southwest 105 Lane, Davie, Florida, 33324	3,000,000	4.07%

Douglas Oliver Director, Vice-President Exploration 1671 Southwest 105 Lane, Davie, Florida, 33324	3,000,000	4.07%

Joseph Galda Corporate Secretary and Director 1671 Southwest 105 Lane, Davie, Florida, 33324	750,000	1.02%

David Bikerman Director 1671 Southwest 105 Lane, Davie, Florida, 33324	750,000	1.02%

Directors and Executive Officers as a Group	7,500,000	10.19%
5% Shareholder
Hanover Holdings I, LLC	5,988,254	7.72%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 31, 2014. As of March 31, 2014, there were 73,631,278 shares of Company common stock issued and outstanding.

(2)

Includes 2,065,177 shares of common stock issued as Initial Commitment Shares and 3,923,077 shares of common stock issuable upon conversion of the Convertible Note. The business address of Hanover is c/o Magna Group, 5 Hanover Square, New York, New York 10004. Hanover’s principal business is that of a private investment firm. We have been advised that Hanover is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Hanover nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Joshua Sason is the Chief Executive Officer and managing member of Hanover and owns all of the membership interests in Hanover, and that Mr. Sason has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Hanover.

Change in Control

We are not aware of any arrangement that might result in a change in control of the Company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On April 8, 2013, we entered into and closed a voluntary share exchange transaction pursuant to the SEA with Guy Martin (our current President, CEO, Treasurer, CFO and Director) and Nevada Tungsten Holdings Ltd.  Mr. Martin was the sole shareholder of Nevada Tungsten Holdings Ltd. and pursuant to the terms of the SEA, we acquired all of the issued and outstanding shares of Nevada Tungsten Holdings Ltd.’s common stock from Guy Martin in exchange for the issuance by our company of 3,000,000 shares of our common stock to Guy Martin subject to release conditions noted below.

67

On April 8, 2013, we entered into lock up agreements with each of Messrs. Martin and Oliver (our current Vice President of Exploration and Director) in regards to the 3,000,000 shares of our common stock that each hold. Pursuant to the terms of the lock up agreements, in regards to their respective 3,000,000 shares of our common stock, 1,000,000 shares have been released concurrent with the closing of the Transaction, and 1,000,000 shares shall be released on each anniversary thereafter.

On July 9, 2013, we entered into an employment agreement with Guy Martin, effective as of July 1, 2013, which provides for Mr. Martin’s services as President and Chief Executive Officer of the Company for a term of two years, during which time he will receive monthly base salary at the rate of $5,000.

On July 9, 2013, we entered into an employment agreement with Douglas Oliver, effective as of July 1, 2013, for his services as Vice President of Exploration for a term of two years, during which time he will receive monthly base salary at the rate of $4,000.

Pursuant to a restricted stock award agreement, dated January 31, 2014, Mr. Bikerman, a director of the Company, received the right to 750,000 restricted shares of common stock of the Company. 187,500 of these shares vest on April 30, 2014 and 62,500 shares vest on each of the last day of June, September, December and March thereafter until the shares are fully vested on June 30, 2016, subject to Mr. Bikerman’s continued service with the Company.

Pursuant to an amended and restated restricted stock award agreement, dated January 31, 2014, Mr. Galda, our Secretary and director, received the right to 750,000 restricted shares of common stock of the Company. 250,000 of these shares vest on April 30, 2014 and 62,500 shares vest on each of the last day of June, September, December and March thereafter until the shares are fully vested on March 31, 2016, subject to Mr. Galda’s continued service with the Company.

Review, Approval or Ratification of Transactions with Related Persons

We have not adopted a Code of Ethics and we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

We currently act with four directors, consisting of Guy Martin and Douglas Oliver, neither of whom is independent, and Joseph Galda and David Bikerman, each of whom is independent.

We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

68

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. In addition, the registrant’s Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

FINANCIAL STATEMENTS

Our audited financial statements as of and for the fiscal years ended January 31, 2014 and 2013 are included herewith.

69

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Tungsten Corp.

(An exploration stage company)

We have audited the accompanying balance sheets of Tungsten Corp. (the “Company”) as of January 31, 2014 and 2013 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the fiscal years then ended and for the period from October 30, 2012 (inception) through January 31, 2014. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2014 and 2013 and the results of its operations and its cash flows for the fiscal years then ended and for the period from October 30, 2012 (inception) through January 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the exploration stage at January 31, 2014, a net loss and net cash used in operating activities for the fiscal year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

March 31, 2014

F-2

Tungsten Corp.

 (An Exploration Stage Company)

 Consolidated Balance Sheets

	January 31, 2014	January 31, 2013

ASSETS

CURRENT ASSETS:
Cash	$27,007	$7,163
Prepaid expenses	8,311	-

Total Current Assets	35,318	7,163

OTHER ASSETS
Mineral properties	174,013	21,291

Total Other Assets	174,013	21,291

Total Assets	$209,331	$28,454

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$17,141	$28,844
Convertible notes, net of discounts of $111,562 and $0	15,938	-
Derivative liability	214,050	-
Advances from stockholders	99,951	23,000

Total Current Liabilities	347,080	51,844

STOCKHOLDERS' DEFICIT:
Preferred stock par value $0.0001: 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.0001: 300,000,000 shares authorized; 71,542,799 and 3,000,000 shares issued and outstanding, respectively	7,154	300
Additional paid-in capital	1,359,630	(299)
Deficit accumulated during the exploration stage	(1,504,533)	(23,391)

Total Stockholders' Deficit	(137,749)	(23,390)

Total Liabilities and Stockholders' Deficit	$209,331	$28,454

 See accompanying notes to the consolidated financial statements.

F-3

 Tungsten Corp.

 (An Exploration Stage Company)

 Consolidated Statements of Operations

		For the Period from	For the Period from
	For the	October 30, 2012	October 30, 2012
	Fiscal YearEnded	(inception) through	(inception) through
	January 31, 2014	January 31, 2013	January 31, 2014

Revenue earned during the exploration stage	$-	$-	$-

Cost of exploration
Exploration costs	73,565	22,130	95,695

Total cost of exploration	73,565	22,130	95,695

Gross margin	(73,565)	(22,130)	(95,695)

Operating expenses
Director's fees	151,875	-	151,875
Officers' compensation	99,067	-	99,067
Professional fees	146,061	1,127	147,188
Loss on impairment	750,000	-	750,000
General and administrative expenses	114,311	134	114,445

Total operating expenses	1,261,314	1,261	1,262,575

Loss from operations	(1,334,879)	(23,391)	(1,358,270)

Other (income) expense
Derivative expense	183,563	-	183,563
Change in fair value of derivative liabilities	(54,513)	-	(54,513)
Interest expense	17,213	-	17,213

Other (income) expense, net	146,263	-	146,263

Loss before income tax provision	(1,481,142)	(23,391)	(1,504,533)

Income tax provision	-	-	-

Net loss	$(1,481,142)	$(23,391)	$(1,504,533)

Net loss per common share
- basic and diluted	$(0.03)	$0.00

Weighted average common shares outstanding
- basic and diluted	56,724,275	3,000,000

 See accompanying notes to the consolidated financial statements.

F-4

Tungsten Corp.

(An Exploration Stage Company)

Statement of Stockholders' Deficit

For the Period from October 30, 2012 (Inception) through January 31, 2014

				Deficit
	Common Stock Par Value $0.0001		Additional	Accumulated during the	Total
	Number ofShares	Amount	paid-in Capital	Exploration Stage	Stockholders' Deficit

Balance,October 30, 2012 (inception)	-	$-	$-	$-	$-

Common stock issued for cash	3,000,000	300	(299)		1

Net loss				(23,391)	(23,391)

Balance, January 31, 2013	3,000,000	300	(299)	(23,391)	(23,390)

Reverse acquisition adjustment	66,000,000	6,600	(52,692)		(46,092)

Common stock issued for cash at $0.25 per share on April 8, 2013	2,000,000	200	499,800		500,000

Shares returned to treasury and cancelled on April 19, 2013	(6,000,000)	(600)	600		-

Common stock issued for acquisition of mineral properties valued at $0.25 per share on April 19, 2013	3,000,000	300	749,700		750,000

Common stock issued for future director services on May 13, 2013	750,000	75	607,425		607,500

Common stock issued for future director services on May 13, 2013			(607,500)		(607,500)

Common stock issued for future director services on May 13, 2013 and earned during the period			151,875		151,875

Common stock issued for future public relation services on January 17, 2014	2,000,000	200	179,800		180,000

Common stock issued for future public relation services on January 17, 2014			(180,000)		(180,000)

Common stock issued for future public relation services on January 17, 2014 and earned during the period			7,500		7,500

Common stock issued for investor relations services provided on January 31, 2014	42,799	4	3,496		3,500

Common stock issued for future director services on January 31, 2014	750,000	75	56,175		56,250

Common stock issued for future director services on January 31, 2014			(56,250)		(56,250)

Net loss				(1,481,142)	(1,481,142)

Balance, January 31, 2014	71,542,799	$7,154	$1,359,630	$(1,504,533)	$(137,749)

 See accompanying notes to the consolidated financial statements.

F-5

 Tungsten Corp.

 (An Exploration Stage Company)

 Consolidated Statements of Cash Flows

		For the Period from	For the Period from
	For the	October 30, 2012	October 30, 2012
	Fiscal Year Ended	(inception) through	(inception) through
	January 31, 2014	January 31, 2013	January 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,481,142)	$(23,391)	$(1,504,533)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Amortization of debt and original issue discount	15,938	-	15,938
Stock based compensation	162,875	-	162,875
Derivative expense	183,563	-	183,563
Change in fair value of derivative liabilities	(54,513)	-	(54,513)
Loss on impairment	750,000	-	750,000
Changes in operating assets and liabilities:
Prepaid expenses	(8,311)	-	(8,311)
Accounts payable and accrued expenses	(8,203)	28,844	20,641

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(439,793)	5,453	(434,340)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used in acquisition	(46,092)	-	(46,092)
Acquisition of mineral property claims	(152,722)	(21,291)	(174,013)

NET CASH USED IN INVESTING ACTIVITIES	(198,814)	(21,291)	(220,105)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts received from (paid to) stockholders	76,951	23,000	99,951
Proceeds from convertible notes	85,000	-	85,000
Proceeds from sale of common stock	496,500	1	496,501

NET CASH PROVIDED BY FINANCING ACTIVITIES	658,451	23,001	681,452

NET CHANGE IN CASH	19,844	7,163	27,007

Cash at beginning of period	7,163	-	-

Cash at end of period	$27,007	$7,163	$27,007

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for mineral property claims	$750,000	$-	$750,000

 See accompanying notes to the consolidated financial statements.

F-6

Tungsten Corp.

(An Exploration Stage Company)

January 31, 2014 and 2013

Notes to the Financial Statements

Note 1 - Organization and Operations

Online Tele-Solutions, Inc.

Online Tele-Solutions, Inc. (“Online Tele-Solutions”) was incorporated under the laws of the State of Nevada on June 5, 2008.  Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities had involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated no revenues since inception.

Certificate of Amendment to the Articles of Incorporation

On March 9, 2012, the Board of Directors and the consenting stockholders adopted and approved a resolution to (i) amend the Company’s Articles of Incorporation to (a) increase the number of shares of authorized common stock from 50,000,000 to 300,000,000; (b) create 25,000,000 shares of "blank check" preferred stock with a par value of $0.0001 per share; (c) change the par value of the common stock from $0.001 per share to $0.0001 per share; and (ii) effectuate a forward split of all issued and outstanding shares of common stock, at a ratio of thirty-for-one (30:1) (the "Stock Split").

Certificate of Amendment to the Articles of Incorporation

On November 14, 2012, the Board of Directors of Online Tele-Solutions and two (2) stockholders holding an aggregate of  45,600,000  shares of common stock issued and outstanding as of November 6, 2012, approved and consented, in writing, to effectuate an amendment to the  Company's  Articles  of  Incorporation  to  change  the  name of  Online Tele-Solutions to "Tungsten Corp." the “Company”).

Nevada Tungsten Holdings Ltd.

 Nevada Tungsten Holdings Ltd. (“Tungsten”) was incorporated on October 30, 2012 under the laws of the State of Nevada. Tungsten intends to engage in the exploration of certain tungsten interests in the State of Nevada.

Reverse Acquisition and Change in Scope of Business

On April 8, 2013, the Company closed a voluntary share exchange transaction pursuant to a stock exchange agreement (“SEA”) with Guy Martin and Nevada Tungsten Holdings Ltd. Pursuant to the terms of the SEA, the Company acquired all of the issued and outstanding shares of Nevada Tungsten Holdings Ltd.’s common stock from Guy Martin.  The sole asset of Nevada Tungsten Holdings Ltd. is an option to acquire all tungsten rights in regards to 32 patented and unpatented mining claims situated in White Pine Country, Nevada pursuant to an option agreement by and between Viscount Nevada Holdings Ltd. (the “Optionor”) and Nevada Tungsten Holdings Ltd. (the “Option Agreement”).

Immediately prior to the Share Exchange Transaction on April 8, 2013, the Company had 66,000,000 common shares issued and outstanding. Simultaneously with the Closing of the Share Exchange Agreement, on the Closing Date, the Company’s then majority stockholder surrendered 3,000,000 shares of the Company's common stock to the Company for cancellation.

As a result of the Share Exchange Agreement, the Company issued 3,000,000 common shares for the acquisition of 100% of the issued and outstanding shares of Tungsten.  Even though the shares issued only represented approximately 4.3% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement the stockholder of Tungsten completely took over and controlled the board of directors and management of the Company upon acquisition.

As a result of the change in control to the then Tungsten Stockholder, for financial statement reporting purposes, the merger between the Company and Tungsten has been treated as a reverse acquisition with Tungsten deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification.  The reverse acquisition is deemed a capital transaction and the net assets of Tungsten (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition.  The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Tungsten which are recorded at their historical cost.  The equity of the Company is the historical equity of Tungsten retroactively restated to reflect the number of shares issued by the Company in the transaction.

F-7

Note 2 –Significant and Critical Accounting Policies

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(iii)	Estimates and assumptions used in valuation of conversion features: Management estimates expected term of conversion, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value conversion features.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fiscal Year-End

The Company elected January 31st as its fiscal year ending date.

F-8

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee.  Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation.  The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiary and/or entity is as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Nevada Tungsten Holdings Ltd.	The State of Nevada	October 30, 2012 (April 8, 2013)	100%

These consolidated financial statements include all accounts of the Company as of January 31, 2014 and for the period from April 8, 2013 (date of acquisition) through January 31, 2014; and Nevada Tungsten Holdings Ltd. as of January 31, 2014 and 2013, for the period ended January 31, 2014, for the period from October 30, 2012 (inception) through January 31, 2013; and for the period from October 30, 2012 (inception) through January 31, 2014.

All inter-company balances and transactions have been eliminated.

Exploration Stage Company

The Company has established the existence of mineralized material, however it has not established proven or probable reserves, as defined by the United States Securities and Exchange Commission (the “SEC”) under Industry Guide 7, through the completion of a “final” or “bankable” feasibility study for mineralized material. As a result, the Company remains in the Exploration Stage as defined under Industry Guide 7, and will continue to remain in the Exploration Stage until such time proven or probable reserves have been established.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-9

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability at every reporting period and recognizes gains or losses in the statements of operations that are attributable to the change in the fair value of the derivative warrant liability.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities – Derivative conversion features

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability and derivative liability on the conversion feature at every reporting period and recognizes gains or losses in the consolidated statements of operations that are attributable to the change in the fair value of the derivative liabilities.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include mineral properties, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Management periodically reviews the recoverability of the capitalized mineral properties. Management will take into consideration various information including, but not limited to, historical production records taken from previous mine operations, results of exploration activities conducted to date, estimated future prices and reports and opinions of outside consultants. When a determination has been made that a project or property will be abandoned, or its carrying value has been impaired, a provision is made for any expected loss on the project or property.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Mineral Properties

The Company follows Section 930 of the FASB Accounting Standards Codification for its mineral properties.  Mineral properties and related mineral rights acquisition costs are capitalized pending determination of whether the drilling has found proved reserves.  If a mineral ore body is discovered, capitalized costs will be amortized on a unit-of-production basis following the commencement of production.  Otherwise, capitalized acquisition costs are expensed when it is determined that the mineral property has no future economic value.  General exploration costs and costs to maintain rights and leases, including rights of access to lands for geophysical work and salaries, equipment, and supplies for geologists and geophysical crews are expensed as incurred.  When it is determined that a mining deposit can be economically and legally extracted or produced based on established proven and probable reserves, further exploration costs and development costs as well as interest costs relating to exploration and development projects that require greater than six (6) months to be readied for their intended use incurred after such determination will be capitalized.  The establishment of proven and probable reserves is based on results of final feasibility studies which indicate whether a property is economically feasible.  Upon commencement of commercial production, capitalized costs will be transferred to the appropriate asset categories and amortized on a unit-of-production basis.  Capitalized costs, net of salvage values, relating to a deposit which is abandoned or considered uneconomic for the foreseeable future will be written off.  The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the unit-of-production amortization rate.  A gain or loss will be recognized for all other sales of proved properties and will be classified in other operating revenues.  Maintenance and repairs are charged to expense, and renewals and betterments are capitalized to the appropriate property and equipment accounts.

F-10

The provision for depreciation, depletion and amortization (“DD&A”) of mineral properties will be calculated on a property-by-property basis using the unit-of-production method.  Taken into consideration in the calculation of DD&A are estimated future dismantlement, restoration and abandonment costs, which are net of estimated salvage values.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all general exploration costs, if any, are being expensed.

Mineral Exploration and Mine Development Costs

All mineral exploration and pre-extraction expenditures are expensed as incurred until such time the Company exits the Exploration Stage by establishing proven or probable reserves. Mine development costs incurred to develop mineral deposits, to expand the capacity of mines or to develop mine areas substantially in advance of production are capitalized once proven and probable reserves exist, and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the cost of mineral rights will be expensed at that time. Costs of abandoned projects, including related property and equipment costs, are charged to mining costs.

Restoration Costs (Asset Retirement and Environmental Obligations)

Various federal and state mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after the completion of mining.

In accordance with ASC 410, Asset Retirement and Environmental Obligations, the Company capitalizes the measured fair value of asset retirement and environmental obligations to mineral rights and properties. ASC 410 requires the Company to record a liability for the present value of the estimated future site restoration and environmental remediation costs with corresponding increase to the carrying amount of the related mineral rights and properties. The asset retirement and environmental obligations are accreted to an undiscounted value until the time at which they are expected to be settled. The accretion expense is charged to earnings and the actual retirement costs are recorded against the asset retirement obligations when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred will be recorded as a gain or loss in the period of settlement.

Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. Future site restoration and environmental remediation costs, which include extraction equipment removal, site restoration and environmental remediation, are accrued at the end of each reporting period based on management's best estimate of the costs expected to be incurred for each project. Such estimates are determined by the Company's engineering studies which consider the costs of future surface and groundwater activities, current regulations, actual expenses incurred, and technology and industry standards.

On a quarterly basis, the Company reviews the assumptions used to estimate the expected cash flows required to settle the asset retirement obligations, including changes in estimated probabilities, amounts and timing of the settlement of the asset retirement and environmental obligations, as well as changes in the legal obligation requirements at each of its mineral projects. Changes in any one or more of these assumptions may cause revision of asset retirement obligations for the corresponding assets.

The Company does not currently anticipate any material capital expenditures for site restoration costs and considers the estimated future site restoration costs to be minimal and so the present value of the same at October 31, 2013 as all of its mineral properties are at early stages of exploration.

F-11

Derivative Instruments

The Company evaluates its convertible debt to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Paragraph 810-10-05-4 of the Codification and Paragraph 815-40-25 of the Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-12

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and, (iv) collectability is reasonably assured.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-13

•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum ("PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

F-14

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

F-15

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended January 31, 2014 or 2013.

Limitation on Utilization of NOLs due to Change in Control

Pursuant to the Internal Revenue Code Section 382 (“Section 382”), certain ownership changes may subject the NOL’s to annual limitations which could reduce or defer the NOL.  Section 382 imposes limitations on a corporation’s ability to utilize NOLs if it experiences an “ownership change.”  In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period.  In the event of an ownership change, utilization of the NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of its stock at the time of the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may be carried over to later years.  The imposition of this limitation on its ability to use the NOLs to offset future taxable income could cause the Company to pay U.S. federal income taxes earlier than if such limitation were not in effect and could cause such NOLs to expire unused, reducing or eliminating the benefit of such NOLs.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants. The total amount of potentially outstanding dilutive common shares from the conversion of the convertible notes plus accrued interest converted would be 3,962,308 and 0 for the reporting period ended January 31, 2014 or 2013.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date."  This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

F-16

In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a deficit accumulated during the exploration stage at January 31, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence exploration and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Mineral Properties

Cherry Creek Claim

Effective January 31, 2013, Tungsten signed an Option Agreement with Viscount Nevada Holdings Ltd. (“Viscount”) to acquire an undivided 100% right, title and interest in and to all Tungsten located in certain mining claims (“Cherry Creek claim”) in the State of Nevada. The Option shall be in good standing and exercisable by Tungsten by paying the following amounts on or before: (i) $150,000 to Viscount on or before April 15, 2013; (ii) $100,000 to Viscount on or before February 15, 2014; (iii) $50,000 to Viscount on or before February 15, 2015; and (iv) paying all such property tax payments as may be required to maintain the mineral claims in good standing.

In addition, Tungsten shall use commercially reasonable efforts to incur the following annual work commitments as currently recommended and agreed to by the parties: (i) exploration expenditures on the property of $250,000 on or before the first anniversary of the execution of this Agreement; (ii) exploration expenditures on the property of $250,000 on or before the second anniversary of the execution of this Agreement; and (iii) exploration expenditures on the property of $1,000,000 on or before the third anniversary of the execution of the Agreement.

F-17

On April 11, 2013, the Company made the first payment of $150,000.

On February 11, 2014, the Company and Viscount signed an amendment to the Option Agreement keeping the Option in good standing if $100,000 is paid to Viscount and $250,000 of exploration expenditures is made on or before June 15, 2014.

Idaho Claim

On April 19, 2013, the Company entered into a purchase agreement (the "Agreement") with Monfort Ventures Ltd. ("Monfort"), pursuant to which the Company acquired title to certain unpatented pacer mining claims located in Custer County, Idaho (the "Property") upon issuance by the Company of 3,000,000 shares of its common stock to Monfort (the "Shares") valued at $0.25 per share, the most recent PPM price, or $750,000.

Mineral properties consisted of the following:

	October 31, 2013	January 31, 2013

Cherry Creek Claim	$174,013	$21,291
Idaho Claim	750,000	-
Less impairment	(750,000)	-

Total	$174,013	$21,291

Subsequent to the purchase of the Idaho claim, management decided to impair the value of the acquired unpatented pacer mining claims by $750,000.  This impairment was a consequence of the assets being exploratory in nature and not being supported any ore reserves.  It is not possible to evaluate and establish the real value of the mineral properties until additional work is completed and that may take several years.  With that being stated, the Company’s position is that these acquired mineral assets, which consist of ownership of unpatented mining claims, cannot be truly assessed at this time.  The Company assumes that these assets have been impaired and the exchange price based on $0.25 per share is not supportable as the possible value of these assets in the future.  The Company impaired the stock value exchange of $750,000 as of year end.

Note 5 – Convertible Note Payable

On January 2, 2014 (the “Closing Date”), Tungsten Corp., a Nevada corporation (the “Company”), entered into a convertible note purchase agreement (the “Purchase Agreement”) with Hanover Holdings I, LLC, a New York limited liability company (“Hanover”).  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover shall purchase from the Company on the Closing Date a senior convertible note with an initial principal amount of $127,500 (the “Convertible Note”) for a purchase price of $85,000 (a 33.33% original issue discount).  Pursuant to the Purchase Agreement, on the Closing Date, the Company issued the Convertible Note to Hanover.

Derivative Analysis

Because the conversion feature included in the convertible note payable has full reset adjustments tied to future issuances of equity securities by the Company, they are subject to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”).

The Company estimated the fair value of the conversion feature on the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions:

January 2, 2014

Expected life (year)	.67
Expected volatility (*)	190.12%
Expected annual rate of quarterly dividends	0.00%
Risk-free rate(s)	0.11%

F-18

(a) Fair Value of Conversion Features

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet at January 31, 2014:

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features	$214,050	$-	$-	$214,050	$214,050

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended January 31, 2014:

	Fair Value Measurement Using Level 3 Inputs
	Derivative Liabilities	Total

Balance, January 31, 2013	$-	$-
Purchases, issuances and settlements	268,563	268,563
Total (gains) or losses (realized/unrealized) included in consolidated statements of operations	(54,513)	(54,513)
Transfers in and/or out of Level 3	-	-

Balance, January 31, 2014	$214,050	$214,050

Note 6 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Advances from Stockholder

From time to time, stockholders of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Advances from stockholder consisted of the following:

	January 31, 2014	January 31, 2013

Advances from stockholders	$99,951	$23,000

Total	$99,951	$23,000

Note 7 – Stockholders’ Deficit

Shares authorized

Upon formation the total number of shares of common stock which the Company is authorized to issue is Fifty Million (50,000,000) shares, par value $0.001 per share.

F-19

On March 9, 2012 the Board of Directors and the consenting stockholders adopted and approved a resolution to effectuate an amendment to the Company’s Articles of Incorporation to (i) increase the number of shares of authorized common stock from 50,000,000 to 300,000,000; (ii) create 25,000,000 shares of "blank check" preferred stock with a par value of $0.0001 per share and (iii) decrease the par value of common stock from $0.001 per share to $0.0001 per share.

Common stock

On April 8, 2013, concurrent with the closing of the reverse merger, the Company closed a private placement of 2,000,000 shares at $0.25 per share for an aggregate of $500,000 in subscription receivable, $250,000 of which was received upon closing of the private placement while the remaining $250,000 was received on May 24, 2013 and May 28, 2013.

Immediately after the reverse merger and the private placement the Company had 71,000,000 issued and outstanding common shares.

The Company has entered into lock up agreements with each of Messrs. Martin and Oliver in regards to the aggregate of 3,000,000 shares of the common stock that each hold (the “Lock Up Agreements”). Pursuant to the terms of the Lock Up Agreements, in regards to their respective 3,000,000 shares of common stock, 1,000,000 shares have been released concurrent with the closing of the Transaction, and 1,000,000 shares shall be released on each anniversary thereafter.

On April 19, 2013, the Company cancelled 6,000,000 shares, in the aggregate, of the Company's common stock that was held by two former shareholders.

On April 19, 2013, the Company entered into a purchase agreement (the "Agreement") with Monfort Ventures Ltd. ("Monfort"), pursuant to which the Company acquired title to certain unpatented pacer mining claims located in Custer County, Idaho (the "Property") upon issuance of 3,000,000 shares of its common stock to Monfort (the "Shares").

On May 13, 2013, the Company entered into a Restricted Stock Award Agreement (the  "Agreement")  with Joseph P. Galda,  pursuant to which Mr. Galda was granted 750,000 shares of restricted common stock of the Company (the "Restricted Shares") in consideration for services to be rendered to the Company by Mr. Galda as a director of the Company. The Restricted Shares will vest over a three (3) year period at the rate of 62,500 shares of common stock per quarter, with the first portion of the Restricted Shares vesting on June 30, 2013 and all the Restricted Shares vesting by March 31, 2016. Under the Agreement, all unvested Restricted Shares shall vest upon a "change in control," as defined in the Agreement.  According to the Agreement, the vesting of the Restricted Shares is subject to Mr. Galda's continuous service to the Company as a director.  In the event that the Board of Directors of the Company determines that Mr. Galda has committed certain acts of misconduct, Mr. Galda will not be entitled to the Restricted Shares. Mr. Galda also made certain representations to the Company in connection with the  restricted  stock award, including  representations  relating to this ability to bear economic risk, the  sufficiency  of  information  received,  his level of sophistication  in financial and business matters, and his purpose for acquiring the Restricted Shares.  These shares were valued at $0.81 per share, the close price on the date of grant, or $607,500 and were amortized over the vesting period, or $50,625 per quarter which was included in Officer/Directors’ compensation. For the fiscal year ended January 31, 2014 the Company recognized $151,875 in equity based compensation under this Agreement.

On January 17, 2014 the Company entered into an Agreement with Carmel Advisors LLC to provide public relations, communications, advisory and consulting services for a period of twelve (12) months, and be compensated for those services rendered by the issuance of 2,000,000 restricted 144 shares of the Company’s common stock, and that when issued in accordance with the Agreement, such shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of non-performance by Carmel Advisor or terminated by the Company. As of January 31, 2014 the 2,000,000 shares were issued in satisfaction of the terms of the Agreement. These shares were valued at $0.09 per share, the close price on the date of grant, or $180,000, and will be amortized over the twelve (12) month period, or $15,000 per month which will be included in general and administration: advertising and promotion expenses. For the fiscal year ended January 31, 2014 the Company recognized $7,500 in Advertising and Promotion expenses under this Agreement.

On January 31, 2014 the Restricted Stock Award Agreement with Joseph P. Galda was amended and restated with the effect that the first vesting of the Restricted Shares in the amount of 250,000 shares will take place on April 30, 2014. All other provisions of the Agreement remain unchanged and in force.

On January 31, 2013, the Company entered into a Restricted Stock Award Agreement (the  "Agreement")  with David Bikerman,  pursuant to which Mr. Bikerman was granted 750,000 shares of restricted common stock of the Company (the "Restricted Shares") in consideration for services to be rendered to the Company by Mr. Bikerman as a director of the Company. The Restricted Shares will vest over a three (3) year period at the rate of 62,500 shares of common stock per quarter, with the first 187,500 of the Restricted Shares vesting on April 30, 2014 and all the Restricted Shares vesting by June 30, 2016. Under the Agreement, all unvested Restricted Shares shall vest upon a "change in control," as defined in the Agreement.  According to the Agreement, the vesting of the Restricted Shares is subject to Mr. Bikerman's continuous service to the Company as a director.  In the event that the Board of Directors of the Company determines that Mr. Bikerman has committed certain acts of misconduct, Mr. Bikerman will not be entitled to the Restricted

F-20

Shares. Mr. Bikerman also made certain representations to the Company in connection with the  restricted  stock award, including  representations  relating to this ability to bear economic risk, the  sufficiency  of  information  received,  his level of sophistication  in financial and business matters, and his purpose for acquiring the Restricted Shares.  These shares were valued at $0.075 per share, the close price on the date of grant, or $56,250 and will be amortized over the vesting period, or $4,687.50 per quarter which will be included in officer/directors’ compensation. For the fiscal year ended January 31, 2014 the Company recognized $Nil in equity based compensation under this Agreement.

On January 31, 2014 the Company entered into a letter agreement (the “Letter Agreement”) with Crescendo Communications, LLC (“Crescendo”) whereby Crescendo has agreed to accept shares of common stock of the Company as partial payment of fees owed, and that when issued pursuant to the Letter Agreement, such shares shall be fully paid and non-assessable by the Company. For the fiscal year ended January 31, 2014, in satisfaction of the payment of $3,500 for fees owed, 42,799 restricted 144 shares were issued.

Note 8 – Income Tax Provision

Deferred Tax Assets

At January 31, 2014, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $602,092, net of impairment loss, derivative expense and change in the fair value of derivative liabilities that may be offset against future taxable income through 2034. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $204,711 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $172,380 and $6,961 for the reporting period ended January 31, 2014 and 2013, respectively.

Components of deferred tax assets are as follows:

	January 31, 2014	January 31, 2013
Net deferred tax assets – non-current:
Expected income tax benefit from NOL carry-forwards	204,711	32,331
Less valuation allowance	(204,711)	(32,331)

Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Reporting Period Ended January 31, 2014	For the Reporting Period Ended January 31, 2013

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

F-21

Note 9 – Commitments and Contingencies

Employment Agreements

On July 9, 2013, Tungsten Corp. (the "Company") entered into employment agreements with Guy Martin and Douglas Oliver (the "Employment Agreements"), effective as of July 1, 2013, which replaced previously existing Consulting Agreements between Messrs. Martin and Oliver and the Company, effective on April 8, 2013 (the “Consulting Agreements").

The Employment Agreements provide for Mr. Martin's continued employment as President and Chief Executive Officer of the Company for a term of two years, subject to certain termination rights, during which time he will receive a monthly base salary at the rate of $5,000; and Mr. Oliver's continued employment as Vice President of Exploration of the Company for a term of two years, subject to certain termination rights, during which time he will receive a monthly base salary at the rate of $4,000. The Employment Agreements shall be automatically extended for additional one year terms unless either the Company or Messrs. Martin and Oliver provide written notice of their intent not to renew the agreement at least sixty days prior to the expiration of a term.

In addition, Messrs. Martin and Oliver are entitled, at the sole and absolute discretion of the Compensation Committee of the Company's Board of Directors, to receive performance bonuses, which may be based upon a variety of factors. Messrs. Martin and Oliver will also be entitled to participate in all employee benefit plans or programs of the Company to the extent that their positions, title, tenure, salary, age, health and other qualifications make them eligible to participate in accordance with the terms of the applicable plans or programs. The Company intends to implement an employee stock option plan, and Messrs. Martin and Oliver shall be eligible to receive awards of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares or other equity awards pursuant to the employee stock option plan or any other arrangements the Company may have in effect from time to time. The Board or the Committee will determine in its discretion the amount of any such award to Messrs. Martin and Oliver in accordance with the terms of the employee stock option plan in effect at the time of grant.

The Employment Agreements contain a non-competition covenant and non-interference (relating to the Company's customers) and non-solicitation (relating to the Company's employees) provisions effective during the term of their employment and for a period of six months after termination with respect to the non-competition covenant and for a period of twenty four months after termination with respect to the non-interference and non-solicitation provisions of the Employment Agreements.

Note 10 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were reportable subsequent events to be disclosed as follows:

Amendment #2 to the Option Agreement between Viscount Nevada Holdings Ltd. and Nevada Tungsten Holdings Ltd.

On February 11, 2014 the parties agreed that notwithstanding that the payment contemplated in section 4 (b) (ii) of the Option Agreement, “US$100,000 to the Optionor on or before February 15, 2014,” (the “Payment”), will not be made on or before February 15, 2014, and that the annual work commitment contemplated in section4 (c) (i) of the Option Agreement, “exploration expenditures on the Property of US$250,000 on or before the first anniversary of the execution of this Agreement,” (the “Work”), will not be expended by the first anniversary, that the Option Agreement remains unchanged and in good standing with full force and effect, with the understanding that the Payment will be made, and the Work will be expended, on or before June 15, 2014. For this consideration and upon the execution of this Amendment #2, the Optionee will issue to the Optionor 250,000 shares of common stock in Tungsten Corp.

Issuance of Common Stock

On February 18, 2014 we closed a common stock purchase agreement for a $3 million Equity Enhancement Program (“EEP”) with a Magna Group affiliate fund, Hanover Holdings I, LLC (the "Investor"). The EEP allows, but does not obligate the Company to issue and sell up to $3,000,000 worth of the Company’s common stock to the Investor from time to time, over the 24-month term of the purchase agreement.

We paid to the Investor a commitment fee for entering into the Purchase Agreement equal to $150,000 in the form of 2,065,177 restricted shares of our common stock, issued on February 20, 2014, calculated using a per share price of $0.072633, representing the arithmetic average of the three lowest VWAPs during the 10-trading day period immediately preceding the Closing Date.

F-22

In connection with the execution of the purchase agreement, the parties also entered into a registration rights agreement, whereby, we agreed to file an initial registration statement with the U.S. Securities & Exchange Commission (“SEC”) to register an agreed upon number of shares of common stock, which shall not exceed 1/3 of the number of shares of our common stock held by non-affiliates of the Company, on or prior to March 28, 2014 (the “Filing Deadline”) and have it declared effective at the earlier of (A) the 90th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which the initial registration statement is filed with the SEC and (B) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

On March 6, 2014, in satisfaction of the payment of $1,750 for fees owed, 23,302 restricted 144 shares were issued to Crescendo Communications, LLC pursuant to the Letter Agreement (Note 7).

F-23

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.        Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$192.38

Accounting fees and expenses	$1,000.00

Legal fees and expenses	$40,000.00

Total	$41,192.23

Item 14.        Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

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(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

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(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

“The Corporation shall indemnify any Director or officer or any former Director or officer, to the full extent permitted by law.”

Item 15. Recent Sales of Unregistered Securities

On April 8, 2013, we entered into and closed a voluntary share exchange transaction pursuant the SEA.  Pursuant to the terms of the SEA, we acquired all of the issued and outstanding shares of Nevada Tungsten Holdings Ltd.’s common stock from Guy Martin in exchange for the issuance by the Company of 3,000,000 shares of our common stock to Guy Martin. The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act and rule 506 of Regulation D, such determination based upon representations made by Mr. Martin to the Company.

On April 8, 2013, a total of 2,000,000 shares of our common stock were issued in exchange for $500,000, or $0.25 per share pursuant to a private placement offering. These shares were issued in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended, such determinations based upon representations made by the investors to the Company.

On April 19, 2013, Nevada Tungsten Holdings Ltd. entered into the Monfort Agreement to acquire title to certain unpatented pacer mining claims in the Idaho Property. In consideration for the purchase, the Company issued 3,000,000 shares of common stock to Monfort. The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act and rule 506 of Regulation D, such determination based upon representations made by Monfort to the Company.

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On January 2, 2014, we entered into the Note Purchase Agreement with Hanover.  The Note Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover shall purchase from us a senior convertible note with an initial principal amount of $127,500 (the “Convertible Note”) for a purchase price of $85,000 (an approximately 33.33% original issue discount). The issuance of the Convertible Note to Hanover under the Note Purchase Agreement was exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act.  The Company made this determination based on the representations of Hanover that Hanover is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

On January 17, 2014, we entered into an agreement with Carmel Advisors LLC (“Carmel”) to obtain public relations, communications, advisory and consulting services from Carmel for a one year term. Pursuant to the terms of the agreement, two million (2,000,000) shares of restricted common stock of the Company (the “Shares”) were issued to Carmel upon execution as compensation for the services to be provided by Carmel. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act, such determination based upon representations made by Carmel to the Company.

On January 20, 2014, we entered into a letter agreement with Crescendo Communications, LLC (“Crescendo”) to obtain investor relations services. Pursuant to the terms of this letter agreement, we issued 66,101 shares of common stock of the Company as compensation for services provided by Crescendo. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act, such determination based upon representations made by Crescendo to the Company.

On January 31, 2014, we entered into a restricted stock award agreement with David Bikerman pursuant to which Mr. Bikerman received the right to 750,000 restricted shares of common stock of the Company. The issuance of the restricted shares was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act and rule 506 of Regulation D, such determination based upon representations made by Mr. Bikerman to the Company.

On January 31, 2014, we entered into an amended and restated restricted stock award agreement with Joseph Galda pursuant to which Mr. Galda received the right to 750,000 restricted shares of common stock of the Company. The issuance of the restricted shares was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act and rule 506 of Regulation D, such determination based upon representations made by Mr. Galda to the Company.

On February 7, 2014, we amended the Option Agreement to defer the payment and expenditure obligations required under the Option Agreement to June 15, 2014. In consideration of this deferment, we issued 250,000 shares of common stock of the Company to Viscount Nevada Holdings Ltd. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act and rule 506 of Regulation D, such determination based upon representations made by Viscount Nevada Holdings Ltd.

On February 18, 2014, we entered into the Purchase Agreement with Hanover.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover is committed to purchase up to $3,000,000 worth of our common stock over the 24-month term of the Purchase Agreement. The issuances of the Initial Commitment Shares and the Additional Commitment Shares, and the sale of the Shares to Hanover under the Purchase Agreement are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

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Item 16.        Exhibit Index

The following exhibits are included as part of this registration statement by reference:

(b) Exhibits:

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on October 29, 2009).
3.2	By-laws (incorporated by reference from our Registration Statement on Form S-1 filed on October 29, 2009).
3.3	Certificate of Amendment (incorporated by reference from our Current Report on Form 8-K filed on May 15, 2012).
3.4	Certificate of Change (incorporated by reference from our Current Report on Form 8-K filed on May 15, 2012).
3.5	Certificate of Amendment (incorporated by reference from our Quarterly Report on Form 10-Q filed on December 13, 2012).
4.1	Specimen Common Stock Certificate (incorporated by reference form our Registration Statement on Form S-1 filed on October 29, 2009).
5.1+	Opinion of Greenberg Traurig, LLP
10.1	Stock Exchange Agreement between the Company, Nevada Tungsten Holdings Ltd. and Guy Martin, dated April 8, 2013 (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2013).
10.2	Option Agreement between Viscount Mining Ltd. and Nevada Tungsten Holdings Ltd. dated January 31, 2013 (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2013).
10.3	Amendment No.1 to Option Agreement between Viscount Mining Ltd. and Nevada Tungsten Holdings Ltd. dated January 31, 2013 (incorporated by reference from our Annual Report on Form 10-K filed on March 28, 2014).
10.4	Amendment No.2 to Option Agreement between Viscount Mining Ltd. and Nevada Tungsten Holdings Ltd. dated January 31, 2013 (incorporated by reference from our Annual Report on Form 10-K filed on March 28, 2014).
10.5	Form of Securities Purchase Agreement (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2013).
10.6	Form of Lock-Up Agreement with Guy Martin and Douglas Oliver (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2013).
10.7	Purchase Agreement, dated April19, 2013, by and between Nuvada Tungsten Holdings Ltd., and Monfort Ventures Ltd. (incorporated by reference from our Current Report on Form 8-K filed on April 23, 2013).
10.8	Senior Convertible Note dated January 2, 2014 (incorporated by reference from our Current Report on Form 8-K filed on January 9, 2014).
10.9	Employment Agreement dated as of July 1, 2013 between the Company and Guy Martin (incorporated by reference to our Current Report filed on July 15, 2013).
10.10	Employment Agreement dated as of July 1, 2013 between the Company and Douglas Oliver (incorporated by reference to our Current Report filed on July 15, 2013).
10.11	Registration Rights Agreement, dated as of January 2, 2014, by and between Hanover Holdings I, LLC and the Company (incorporated by reference from our Current Report on Form 8-K filed on January 9, 2014).
10.12	Note Purchase Agreement, dated as of January 2, 2014, by and between Hanover Holdings I, LLC and the Company (incorporated by reference from our Current Report on Form 8-K filed on January 9, 2014).
10.13	Restricted Stock Award Agreement, dated January 31, 2014, between the Company and David Bikerman (incorporated by reference from our Current Report on Form 8-K filed on February 4, 2014).

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10.14	Amended and Restated Restricted Stock Award Agreement, dated January 31, 2014, between the Company and Joseph Galda (incorporated by reference from our Current Report on Form 8-K filed on February 4, 2014).
10.15	Common Stock Purchase Agreement, dated as of February 18, 2014, by and between Hanover Holdings I, LLC and the Company (incorporated by reference from our Current Report on Form 8-K filed on February 21, 2014).
10.16	Registration Rights Agreement, dated as of February 18, 2014, by and between Hanover Holdings I, LLC and the Company (incorporated by reference from our Current Report on Form 8-K filed on February 21, 2014).
10.17	Amendment No. 1 to Registration Rights Agreement, dated April 7, 2014 by and between Hanover Holdings I, LLC and the Company (incorporated by reference from our Current Report on Form 8-K filed on April 7, 2014).
21+	List of Subsidiaries – Nevada Tungsten Holdings Ltd.
23.1+	Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5.1)
23.2*	Consent of Li and Company, PC
24.1+	Power of Attorney
101+	Interactive Data File

*Filed Herewith

+Previously Filed

Item 17.        Undertakings

The undersigned registrant hereby undertakes to:

(a)        Rule 415 Offering:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424 of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

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(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)) .

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3 –19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii. If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TUNGSTEN CORP.

a Nevada corporation

Dated: May15, 2014	/s/ Guy Martin
By: Guy Martin

President, Chief Executive Officer (Principal Executive Officer), Treasurer (Principal Accounting Officer), Chief Financial Officer (Principal Financial Officer) and Director

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Guy Martin	President, Chief Executive Officer (Principal Executive Officer),	May 15, 2014
Guy Martin	Treasurer (Principal Accounting Officer), Chief Financial Officer (Principal Financial Officer) and Director

/s/ Douglas Oliver	Director	May 15, 2014
Douglas Oliver

/s/ Joseph P. Galda	Secretary, Director	May 15, 2014
Joseph P. Galda

/s/ David Bikerman	Director	May 15, 2014
David Bikerman

*/s/ Guy Martin		May 15, 2014
Guy Martin – Attorney-in-Fact
Dated: May _, 2014

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